                                                                 Exhibit 10.30
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                           REVOLVING CREDIT AGREEMENT

                                     BETWEEN

                 CORPORATE OFFICE PROPERTIES, L.P., AS BORROWER,
              CORPORATE OFFICE PROPERTIES TRUST, AS GUARANTOR, AND
             ANY COLLATERAL PROPERTY SUBSIDIARY, WHICH MAY NOW BE OR
                  HEREAFTER BECOMES A PARTY TO THIS AGREEMENT,
                          COLLECTIVELY AS LOAN PARTIES

                                       AND

                  PRUDENTIAL SECURITIES CREDIT CORP., AS LENDER

                                   DATED AS OF
                                DECEMBER 28, 1999

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                                       i

                           REVOLVING CREDIT AGREEMENT

                                TABLE OF CONTENTS
                                -----------------

PREAMBLE.......................................................................................1

ARTICLE 1.  DEFINITIONS........................................................................1
   Section 1.01.  Certain Defined Terms........................................................1
   Section 1.02.  Accounting and Banking Terms................................................19
   Section 1.03.  Discretion..................................................................19
ARTICLE 2.  THE CREDIT FACILITIES.............................................................19
   Section 2.01.  The Credit Facilities.......................................................19
   Section 2.02.  The Loans; Procedure for Borrowing..........................................20
   Section 2.03.  Rate of Interest; Calculation of Interest...................................22
   Section 2.04.  Indemnity and Funding Losses................................................23
   Section 2.05.  Mandatory Prepayments.......................................................23
   Section 2.06.  Optional Prepayments........................................................24
   Section 2.07.  Payments....................................................................24
   Section 2.08.  Application of Payments.....................................................25
   Section 2.09.  Use of Loan Proceeds........................................................25
   Section 2.10.  Fees........................................................................25
   Section 2.11.  Increased Costs.............................................................26
   Section 2.12.  LIBOR Alternate Rate........................................................26
   Section 2.13. Additional Disbursement......................................................27
   Section 2.14  Release of Properties........................................................27
   Section 2.15  Right of First Offer.........................................................28
ARTICLE 3.  REPRESENTATIONS AND WARRANTIES....................................................29
   Section 3.01.  Organization and Powers; REIT Status........................................29
   Section 3.02.  Power and Authorization.....................................................29
   Section 3.03.  Permits; Compliance with Laws...............................................29
   Section 3.04.  No Legal Bar................................................................30
   Section 3.05.  Litigation..................................................................30
   Section 3.06.  Solvency....................................................................30
   Section 3.07.  The Collateral..............................................................30
   Section 3.08.  Capitalization..............................................................31
   Section 3.09.  No Default..................................................................31
   Section 3.10.  No Secondary Liabilities....................................................31
   Section 3.11.  Taxes.......................................................................31
   Section 3.12.  Financial Statements and Condition..........................................32
   Section 3.13.  ERISA; Labor Relations......................................................32
   Section 3.14.  Environmental Matters.......................................................32
   Section 3.15.  Correct Information.........................................................33
   Section 3.16.  Investment Company Act......................................................34
   Section 3.17.  Margin Regulations..........................................................34
   Section 3.18.  Leases......................................................................34
   Section 3.19.  Insurance...................................................................34
   Section 3.20.  Brokers.....................................................................34
ARTICLE 4.  CONDITIONS PRECEDENT..............................................................34
   Section 4.01.  Conditions Precedent to Effectiveness.......................................34
   Section 4.02.  Conditions Precedent to Initial and Subsequent Fundings.....................37



ARTICLE 5.  AFFIRMATIVE COVENANTS.............................................................42
   Section 5.01.  Maintenance of Existence, Properties and REIT Status........................43
   Section 5.02.  Insurance...................................................................43
   Section 5.03.  Punctual Payment............................................................44
   Section 5.04.  Payment of Liabilities......................................................44
   Section 5.05.  Compliance with Laws........................................................44
   Section 5.06.  Payment of Taxes, Etc.......................................................44
   Section 5.07.  Financial Statements and Other Information..................................44
   Section 5.08.  Accounts and Reports........................................................46
   Section 5.09.  Inspection; Audit...........................................................46
   Section 5.10.  UCC Filings.................................................................47
   Section 5.11   Deleted prior to execution..................................................47
   Section 5.12.  Reserves....................................................................47
   Section 5.13.  Operational Documents.......................................................47
   Section 5.14.  Environmental Compliance....................................................48
   Section 5.15.  Disclosure..................................................................48
   Section 5.16  Deferred Maintenance.........................................................48
   Section 5.17  Capitalization...............................................................49
ARTICLE 6.  NEGATIVE COVENANTS................................................................49
   Section 6.01.  Indebtedness................................................................49
   Section 6.02.  Liens.......................................................................50
   Section 6.03.  Contingent Obligations......................................................50
   Section 6.04.  Fundamental Changes.........................................................51
   Section 6.05.  Dispositions of Assets......................................................51
   Section 6.06.  Sales and Leasebacks........................................................51
   Section 6.07.  Dividends and Redemptions...................................................51
   Section 6.08.  Amendment of Certain Agreements.............................................52
   Section 6.09.  Certain Other Transactions..................................................52
   Section 6.10.  Transactions with Affiliates and Certain Other Persons......................52
   Section 6.11.  Fiscal Year.................................................................52
   Section 6.12.  ERISA.......................................................................52
   Section 6.13.  Regulations G, T, U and X...................................................52
   Section 6.14.  Environmental Compliance....................................................53
   Section 6.15   Ownership of Collateral Property Subsidiaries...............................53
ARTICLE 7.  FINANCIAL COVENANTS...............................................................53
   Section 7.01.  Minimum Consolidated Interest Converage.....................................53
   Section 7.02.  Maximum Consolidated Unhedged Floating Rate Debt............................53
   Section 7.03.  Maximum Consolidated Total Indebtedness.....................................53
   Section 7.04.  Financial Reporting Tests...................................................53
   Section 7.05.  Minimum Net Worth...........................................................54
ARTICLE 8.  EVENTS OF DEFAULT.................................................................54
   Section 8.01.  Events of Default...........................................................54
   Section 8.02.  Remedies Upon an Event of Default...........................................56
ARTICLE 9.  MISCELLANEOUS.....................................................................57
   Section 9.01.  Notices.....................................................................57
   Section 9.02.  Survival of this Agreement..................................................58
   Section 9.03.  Indemnity...................................................................58
   Section 9.04.  Costs, Expenses and Taxes...................................................59
   Section 9.05.  Further Assurances..........................................................60
   Section 9.06.  Amendment and Waiver........................................................60
   Section 9.07.  Remedies Cumulative.........................................................61
   Section 9.08.  Marshaling, Recourse to Security: Payments Set Aside........................61
   Section 9.09.  Setoff......................................................................61
   Section 9.10.  Binding Effect..............................................................62



   Section 9.11.  Applicable Law..............................................................62
   Section 9.12.  Consent to Jurisdiction and Service of Process; Waiver of Jury Trial........62
   Section 9.13.  Inconsistencies.............................................................62
   Section 9.14.  Performance of Obligations..................................................63
   Section 9.15.  Assignment; Participation...................................................63
   Section 9.16.  Confidentiality.............................................................63
   Section 9.17.  Construction................................................................63
   Section 9.18.  Entire Agreement............................................................64
   Section 9.19.  Severability................................................................64
   Section 9.20.  Headings....................................................................64
   Section 9.21.  Execution of Counterparts...................................................64
   Section 9.22.  Limitation of Liability.....................................................64
   Section 9.23   Addition of Collateral Property Subsidiaries................................65


EXHIBITS:
---------
Exhibit A                 Form of Approved Lease
Exhibit B                 Form of Assignment of Leases and Rents
Exhibit C                 Form of Assignment of Management Agreements
Exhibit D                 Form of Collateral Assignment
Exhibit E                 Form of Deed of Trust /Mortgage
Exhibit F                 Form of Environmental Indemnity
Exhibit G                 Form of Estoppel Certificate
Exhibit H                 Deleted prior to execution
Exhibit I                 Form of Subordination Agreement
Exhibit J                 Form of Notice of Borrowing
Exhibit K                 Form of Secured Note
Exhibit L                 Form of Notice of Optional Prepayment
Exhibit M                 Form of Opinion of Counsel
Exhibit N                 Form of Indemnity and Guaranty of Recourse Obligations
Exhibit O                 Form of Compliance Certificate

SCHEDULES:
----------
Schedule 2.13             Additional Disbursement
Schedule 3.05             Litigation
Schedule 3.07             Existing Liens
Schedule 3.14             Environmental Matters
Schedule 3.19             Insurance Policies
Schedule 4.02 (c)(iii)    Rent Rolls
Schedule 4.02(l)          Title Insurance Requirements
Schedule 4.02(m)          Survey Requirements
Schedule 5.16             Deferred Maintenance
Schedule 5.17             Capitalization
Schedule 6.01             Existing Indebtedness

                           REVOLVING CREDIT AGREEMENT
                          --------------------------

         THIS REVOLVING CREDIT AGREEMENT dated as of December 28, 1999 (this "AGREEMENT") between CORPORATE OFFICE PROPERTIES, L.P., a Delaware limited partnership (the "BORROWER"),CORPORATE OFFICE PROPERTIES TRUST, a Maryland real estate investment trust ("COPT") and any COLLATERAL PROPERTY SUBSIDIARY (a "COLLATERAL PROPERTY SUBSIDIARY") which may now be or hereafter become a party to this Agreement, and PRUDENTIAL SECURITIES CREDIT CORP., a Delaware corporation (the "LENDER"),

                              W I T N E S S E T H:
                              --------------------
         WHEREAS, the Borrower desires to Borrow from Lender on a revolving credit basis up to FIFTY MILLION AND 00/00 DOLLARS ($50,000,000) in connection with (i) the funding of certain acquisition and development activities by the Borrower, (ii) the funding of the Transaction Costs (as hereinafter defined); and (iii) the funding of Borrower's working capital requirements in connection with its general business purposes; and

         WHEREAS, the Lender is willing to extend the financial accommodations contemplated hereby to the Borrower on the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the mutual premises and covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

ARTICLE 1.  DEFINITIONS

         Section 1.01. CERTAIN DEFINED TERMS As used in this Agreement, the following terms shall have the following meanings:

         "ACQUISITION" has the meaning set forth in the recitals hereto.

         "ACQUISITION DOCUMENTS" means each purchase agreement to be entered into between and among the Borrower and the seller or sellers of each Acquisition Property in connection with the purchase of such Acquisition Property and all of the other agreements, documents and instruments entered into in connection therewith.

         "ACQUISITION PROPERTIES" means 100% fee simple ownership interests in office properties that (i) are being acquired by the Borrower using, in part, the proceeds of the Loans, (ii) satisfy the applicable conditions precedent and covenants set forth in this Agreement, and (iii) are located in the mid-Atlantic region of the United States of America and are otherwise generally consistent with the Borrower's existing office properties.

         "ADDITIONAL DISBURSEMENTS" has the meaning set forth in Section 2.13 hereof.

         "AFFILIATE" means any (i) officer, director, shareholder, member or partner of the Borrower, (ii) Person that directly or indirectly controls, is controlled by, or is under common control with the Borrower, and (iii) Person in which 10% or more of the ownership interest of such Person is owned by a shareholder, member or partner of the Borrower. For purposes of this definition, "control" of a person means the possession, directly or indirectly, of the power to direct or cause the direction of its management and policies, whether through the ownership of voting capital stock, by contract or otherwise, and the terms "controlled" and "common control" shall have correlative meanings. In no event shall the Lender be deemed to be an Affiliate of the Borrower.

         "AGREEMENT" and "CREDIT AGREEMENT" means this Credit Agreement, as the same from time to time may be amended, modified, supplemented, extended or restated.

         "APPLICABLE MARGIN" means one hundred fifty (150) basis points.

         "APPROVED BANK" means banks which have (i) (a) a minimum net worth of $500,000,000 and/or total assets of $10,000,000,000, and (ii) a minimum long term debt rating of (a) BBB+ or higher by S&P, and (b) Baal or higher by Moody's.

         "APPROVED LEASE" means a Lease in the form of EXHIBIT A hereto.

         "ASSIGNMENTS OF LEASES" mean, collectively, the Assignment of Leases and Rents to be entered into between the Borrower and the Lender, in each case, in the form of EXHIBIT B hereto as a condition to the making of a Loan, as the same may from time to time be amended, modified, supplemented or extended.

         "ASSIGNMENTS OF MANAGEMENT AGREEMENTS" mean, collectively, (i) the Assignment of Property Management Agreements dated as of the Closing Date between the Borrower and the Lender, and (ii) the Assignment of Property Management Agreements to be entered into between the Borrower and the Lender, in each case, in the form of EXHIBIT C hereto, as the same may from time to time be amended, modified, supplemented or extended.

         "ASSIGNMENTS" mean, collectively, the Assignments of Leases, the Assignments of Management Agreements and the Collateral Assignments.

         "AUTHORIZED PERSON" means Roger A. Waesche, Jr. or John Harris Gurley or such other individual designated in writing by the Borrower as being authorized by the Borrower to provide the Lender with any and all notices required to be made hereunder by the Borrower; which authorizations shall remain in full force and effect, and may be conclusively relied on by the Lender in all circumstances, until the Lender actually receives a written notice from the Borrower stating otherwise.

         "AVAILABLE COMMITMENT" means, as at any date at which the same is to be determined, the amount equal to (i) the Commitment, minus (ii) the aggregate amount of all Loans then outstanding, minus (iii) the aggregate amount of all outstanding Reserves.

         "BANKRUPTCY CODE" means Title 11 of the United States Code (11 U.S.C. 101 ET SEQ.), as amended from time to time, and any successor statute.

         "BASE LIBOR" in respect of each Interest Period means a rate per annum equal to the rate at which U.S. dollar deposits, in an amount equal to the aggregate principal amount of the relative Loan or Loans which is to be outstanding during such Interest Period, for delivery on the first day of such Interest Period with 30-day maturities, (i) are offered in immediately available funds in the London Interbank Market to the appropriate office of the Lender by leading banks in the Eurodollar market, (ii) are quoted on the Dow Jones Telerate, a division of Dow Jones & Company, Inc., or (iii) are quoted on any comparable alternative source selected by the Lender, in the case of the first Interest Period for each Loan, at such time as the Lender elects on the first Business Day of such Interest Period and, in the case of all other Interest Periods, at 11:00 a.m., London time, on the first Business Day of such Interest Period.

         "BASE RATE" means, for any day, the per annum fluctuating rate of interest equal to the higher of (i) the interest rate announced by the Lender as its Dollar base rate from time to time in New York, New York, and (ii) the Federal Funds Rate plus one-half of one percent (.5%). The interest rate announced by the Lender as its Dollar base rate from time to time in New York, New York on December 15, 1999 was 7.75%.

         "BORROWER" has the meaning set forth in the recitals hereto and includes its successors and assigns.

         "BORROWING DATE" means, with respect to any Loan, the Business Day on which the Lender makes such Loan pursuant to a Notice of Borrowing given pursuant to Section 2.02(b)(i) hereof.

         "BREAKAGE FEE" means the cost (including any hedging loss or negative carry on the hedge position), if any, to the Lender associated with the negative carry or breaking of all or a portion of any hedging arrangement entered into by the Lender to reduce its interest rate risk due to changes in LIBOR in connection with any prepayment on the Loans or the Borrower's failure to borrow.

         "BUILDING CONDITION REPORT" has the meaning set forth in Section 4.02
(e) hereof.

         "BUSINESS DAY" means any day on which dealings in currencies and exchange (including, without limitation, U.S. dollar deposits in the London Interbank Market) between banks may be carried on in New York, New York or the City of London, England, other than a Saturday or

Sunday or any other day on which banks in New York, New York or the City of London, England are authorized or required by law to close.

         "CLOSING DATE" means December __, 1999, the date on which this Agreement is signed by the parties hereto at the offices of Pryor Cashman Sherman & Flynn LLP at 410 Park Avenue, New York, New York 10022 or at such other place as the Lender may determine.

         "COLLATERAL" means all property and interest in property in or against which the owner thereof shall have granted, or purported to have granted, a security interest or Lien in favor of the Lender under the Loan Documents as security for the Obligations of the Borrower to the Lender and, if such owner is a Person other than the Borrower, for such owner's obligations to the Lender, and shall include, without limitation the Collateral Properties.

         "COLLATERAL ASSIGNMENTS" mean, collectively, the Collateral Assignment Agreement to be entered into between the Borrower and the Lender, in each case, in the form of EXHIBIT D hereto, as a condition to the making of a Loan, as the same may from time to time be amended, modified, supplemented or extended.

         "COLLATERAL DOCUMENTS" mean without limitation, collectively, the Mortgages, the Deeds of Trust, the Assignments and the title insurance and other insurance policies endorsed to name the Lender as a first mortgagee and/or additional insured required under Section 5.02 hereof and under the Mortgages, and the Deeds of Trust.

         "COLLATERAL PROPERTIES" mean, collectively, (a) the Acquisition Properties, (b) the existing properties of the Borrower in which the Borrower owns a 100% fee simple interest and that (i) are acceptable to Lender in all respects in its sole discretion which, at Borrower's option are pledged as collateral for the Note, (ii) are office properties located in the mid Atlantic region of the United States of America that are generally consistent with the Borrower's existing office properties, (iii) are pledged to, and encumbered in favor of, the Lender by the Borrower in the same manner in which Acquisition Properties are pledged to and encumbered in favor of Lender, and (iv) satisfy the applicable conditions precedent and covenants set forth in this Agreement and the Collateral Documents in the same manner and on the same terms as set forth with respect to an Acquisition Property, and (c) all other assets and interest related to the development, use and operation of the Acquisition Properties and other existing properties described in (b) hereof. Lender shall have the right to reject any property which Borrower proposes to be included as a Collateral Property.

         "COLLATERAL PROPERTY SUBSIDIARY" means any single purpose, wholly owned Subsidiary of COPT or Borrower that owns any Collateral Property.

         "COMMITMENT" means $50,000,000.

         "COMPLIANCE CERTIFICATE" means a certificate substantially in the form annexed hereto as Exhibit O delivered by Borrower to Lender pursuant to Section 5.07(b) hereof.

         "CONSOLIDATED ADJUSTED NET INCOME" means, for any period and without duplication, for Borrower and its Subsidiaries, the sum of the amounts for such period of (i) Consolidated Net Income, (ii) Consolidated Interest Expense, (iii) provisions for taxes based on income, (iv) total depreciation expense, (v) total amortization expense, (vi) gains or losses on the sales of Mortgaged Properties and other Properties, debt restructurings or other nonrecurring expenses, and
(vii) income expense attributable to minority interest; less a recurring capital expense reserve equal to $0.15 per net rentable square foot for all Properties, and as adjusted in a manner acceptable to Lender for (x) unconsolidated partnerships, joint ventures and similar entities, and (y) straight line rents, all of the foregoing as determined on a consolidated basis for Borrower and its Subsidiaries in conformity with GAAP.

         "CONSOLIDATED INTEREST EXPENSE" means, for any period, total interest expense (including that portion attributable to capital leases in accordance with GAAP and capitalized interest) of Borrower and its Subsidiaries on a consolidated basis with respect to all outstanding Indebtedness of Borrower and its Subsidiaries, such interest to be calculated for purposes of this Agreement against the outstanding principal amounts such Indebtedness as follows:

         (a) for the Loans, using a constant based on the then current Yield as of the date of determination, plus the Market Spread, instead of the interest rates actually applicable thereto;

         (b) for all other fixed rate Indebtedness, at the interest rates actually applicable thereto; and

         (c) for all other variable rate Indebtedness, using a constant based on the Yield plus the Market Spread, instead of the interest rates actually applicable thereto.

         "CONSOLIDATED NET INCOME" means, for any period, the net income (or loss) of Borrower and its Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP; provided that there shall be excluded (i) the income (or loss) of any Person (other than a Subsidiary of Borrower) in which any other Person (other than Borrower or any of its Subsidiaries) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to Borrower or any of its Subsidiaries by such Person during such period, (ii) the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of Borrower or is merged into or consolidated with Borrower or any of its Subsidiaries or that Person's assets are acquired by Borrower or any of its Subsidiaries, (iii) the income of any Subsidiary of Borrower to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary, (iv) any after-tax gains or losses attributable to any disposition of any assets of Borrower or its Subsidiaries or returned surplus assets of any Pension Plan, and (v) (to the extent not included in clauses (i) through (iv) above) any net extraordinary gains or net non-cash extraordinary losses.

         "CONSOLIDATED TANGIBLE NET WORTH" means, as at any date of determination, the shareholders' equity of Borrower and its Subsidiaries (determined on a book basis), plus accumulated depreciation, less Intangible Assets, on a consolidated basis determined in conformity with GAAP.

         "CONSOLIDATED TOTAL ASSETS" means, at any date of determination, total assets of Borrower and its Subsidiaries on a consolidated basis which may properly be classified as assets in conformity with GAAP plus, in the event that any guarantees of indebtedness of non-consolidated joint ventures are included in the calculation of Consolidated Total Liabilities for such period pursuant to clause (iii) of the definition of Consolidated Total Liabilities, the pro rata share of Borrower or such Subsidiary in the assets of such non-consolidated joint venture. The value of any real property asset included in Consolidated Total Assets shall be determined by capitalizing the Consolidated Adjusted Net income using a 9.5% capitalization rate; provided, however, in the case of: (a) any real property asset owned less than one year, the value of such asset shall be determined by using the aggregate purchase price for such asset; and (b) any real property asset which is under development, the value of such asset shall be determined by using the direct costs incurred in connection with such development until the earlier of: (i) 30 months following the commencement of construction of such asset and (ii) 12 months following receipt of a certificate of occupancy, or the equivalent, with respect to such asset.

         "CONSOLIDATED TOTAL INDEBTEDNESS" means, as of any date of determination, the sum of the following, without duplication: (i) all Indebtedness of Borrower and its Subsidiaries, determined on a consolidated basis; plus (ii) all Contingent Obligations of Borrower and its Subsidiaries; plus (iii) all Guaranties of Borrower or any of its Subsidiaries; plus (iv) all letter of credit reimbursement agreement obligations.

         "CONSOLIDATED TOTAL LIABILITIES" means, as at any date of determination, the sum of each of the following, without duplication, for Borrower and its Subsidiaries, on a consolidated basis, (i) all indebtedness for borrowed money, (ii) any obligation owed for all or any part of the deferred purchase price of assets or services which would be shown to be a liability (or on the liability side of the balance sheet) in accordance with GAAP, (iii) all guaranteed obligations including any guaranteed indebtedness of consolidated or non-consolidated joint ventures, (iv) the maximum amount of all letters of credit issued or acceptance facilities established for the account of Borrower or any of its Subsidiaries, and, without duplication, all drafts drawn thereunder (other than letters of credit offset by a like amount of Cash or government securities held in escrow to secure such letter of credit and draws thereunder), (v) all capitalized lease obligations, (vi) all indebtedness (A) of another Person secured by any Lien on any property or asset owned or held by Borrower or any of its Subsidiaries regardless of whether the indebtedness secured thereby shall have been assumed by Borrower or such Subsidiary or is non-recourse to the credit of Borrower or such Subsidiary, and (B) of any consolidated Affiliate of Borrower whether or not such indebtedness has been assumed by Borrower, (vii) indebtedness created or arising under any conditional sale or title retention agreement, and (viii) withdrawal liability or insufficiency under ERISA or under any qualified plan or related trust; including within the foregoing, trade payables and accrued expenses arising or incurred in the ordinary course of business.

         "CUSTOMARY PERMITTED LIENS" means: (a) Liens (other than any Lien imposed under Environmental Laws or ERISA) arising as a matter of law to secure payment of taxes, assessments or charges owing to any Governmental Authority but which are not yet due or which are being contested in good faith by appropriate proceedings or other appropriate actions and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP; (b) statutory Liens of landlords and Liens of carriers, warehousemen and other Liens (other than any Lien imposed under Environmental Laws or ERISA) imposed by law, created in the ordinary course of business and for amounts not yet due (or which are being contested in good faith by appropriate proceedings or other appropriate actions which are sufficient to prevent imminent foreclosure of such Liens, are promptly instituted and diligently conducted) and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP; (c) Liens (other than any Lien imposed under Environmental Laws or ERISA) incurred or deposits made in the ordinary course of business (including, without limitation, security deposits for leases, surety bonds and appeal bonds) in connection with workers' compensation, unemployment insurance and other types of social security benefits or to secure the performance of tenders, bids, contracts (other than for the repayment or guarantee of borrowed money or purchase money obligations), statutory obligations and other similar obligations or arising as a result of progress payments under government contracts; (d) easements (including, without limitation, reciprocal easement agreements and utility agreements), rights-of-way, covenants, consents, reservations, encroachments, minor defects or irregularities in title, variations and other restrictions, charges or encumbrances (whether or not recorded) affecting the use of real property, which individually or in the aggregate do not or are not reasonably likely to have a Material Adverse Effect on the conduct of a Borrower and/or any of its Subsidiaries, its business or on the use of such real property or on the value to or marketability by such Borrower or such Subsidiary of its interests in such real property; and (e) extensions, renewals or replacements of any Lien referred to in clauses (a) through (d) above; PROVIDED, HOWEVER, that (i) the principal amount of the obligation secured thereby is not increased, except as otherwise permitted by such clauses in the first instance, and (ii) any such extension, renewal or replacement is limited to the property originally encumbered thereby.

         "DEBT SERVICE COVERAGE" means, as of the date of determination, a ratio based upon, among other things, operating income, all operating expenses and reserves (including, among other reserves, a capital expense reserve, as provided in this definition), payments of debt service on the Loan or Loans being tested assuming a twenty-five (25) year amortization of the Loan or Loans being tested, as of the date of determination, and an interest rate equal to the Yield plus the Market Spread, and such other items of income and expense as Lender may apply in its underwriting standards and criteria, in determining Debt Service Coverage. For purposes of determining Debt Service Coverage, Lender shall apply a capital expense reserve (the "Capital Expense Reserve") of twenty cents ($.20) per square foot for each Collateral Property, or such lesser amount based upon an engineering or structural report prepared by an engineer hired by

Borrower and approved by Lender; provided however, in no event shall the Capital Expense Reserve equal less than fifteen cents ($.15) per square foot. The determination of Debt Service Coverage and the factors used therein, shall be in Lender's sole but reasonable discretion which determination shall be binding and conclusive absent manifest error.

         "DEEDS OF TRUST" mean, collectively, the Deeds of Trust, Security Agreements and Assignments of Leases and Rents and Indemnity Deeds of Trust to be entered into between the Borrower and/or Collateral Property Subsidiary and the Lender, in each case substantially in the form of EXHIBIT E hereto, as a condition to the making of a Loan, as the same may from time to time be amended, modified, supplemented or extended.

         "DEFAULT" means any event which is, or with the lapse of time or giving of notice, or both, would be, an Event of Default.

         "DOLLARS" and "$" means lawful money of the United States of America. Any reference in this Agreement to payment in "Dollars" or "$" means payment in Dollar funds immediately available for use by the Lender in New York, New York.

          "ENVIRONMENTAL CLAIM" means any third party (including, without limitation, governmental authorities and employees) action, lawsuit, investigation, claim, proceeding, order, decree, consent agreement, notice of violation or other legal proceeding (collectively an "ACTION") (including, without limitation, any Action under OSHA or any similar law relating to the safety or health of employees) which seeks to impose liability for (i) pollution, contamination, protection, clean-up, restoration, destruction, loss or injury to or of the air, surface water, groundwater, land (including, without limitation, surface and subsurface strata) or other natural resources; (ii) solid, gaseous or liquid Waste generation, handling, transportation, treatment, processing, clean-up, storage, disposal, recycling or reclamation; (iii) exposure to pollutants, contaminants, hazardous materials, hazardous substances, toxic materials or substances, or Wastes; (iv) the safety or health of employees; (v) the manufacture, generation, processing, distribution, use, treatment, storage, disposal, transport, recycling, reclamation or handling of chemical substances, pollutants, contaminants, hazardous materials, hazardous substances, toxic materials or substances, (vi) Wastes or (vii) noise. An "ENVIRONMENTAL CLAIM" includes, but is not limited to, a common law action, as well as a legal proceeding initiated or brought by any federal, state or local executive, legislative, judicial, regulatory or administrative agency, board or authority or any third party to issue, modify, adopt, terminate or enforce the provisions of an Environmental Permit or to modify, adopt, terminate or enforce a Requirement of Environmental Law, to the extent that such a proceeding attempts to redress violations or alleged violations of the applicable Environmental Permit or Requirement of Environmental Law.

         "ENVIRONMENTAL INDEMNITIES" mean, collectively, (i) the Environmental Indemnity dated as of the Closing Date between the Borrower and the Lender, and
(ii) the Environmental Indemnity to be entered into between the Borrower and the Lender, in each case, in the form of

EXHIBIT F hereto, as the same may from time to time be amended, modified, supplemented or extended.

         "ENVIRONMENTAL LAWS" shall mean any federal, state, local and foreign laws, regulations, codes, ordinances, plans, orders, decrees, judgments, injunctions, notices or demand letters issued, promulgated or entered thereunder by any Governmental Authority relating to pollution or protection of the environment, including, without limitation, laws relating to reclamation of land or waterways and laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, hazardous materials, hazardous substances, toxic materials or substances, or Wastes into the environment or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, hazardous materials, hazardous substances, toxic materials or substances, or Wastes, or otherwise relating to worker health and safety or public health and safety to which the Borrower and its Subsidiaries are subject, including, without limitation, the Clean Air Act, as amended, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 ("CERCLA"), as amended, the Federal Water Pollution Control Act, as amended, the Occupational Safety and Health Act of 1970 ("OSHA"), as amended, the Resource Conservation and Recovery Act of 1976 ("RCRA"), as amended, the Safe Drinking Water Act, as amended, the Toxic Substances Control Act, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, and any other environmental conservation or protection laws.

         "ENVIRONMENTAL LIABILITIES" means all costs arising from or related to any Environmental Claim, Environmental Permit or Requirement of Environmental Law (including, without limitation, all costs arising under any theory or process of recovery or relief, at law or in equity), whether based on negligence, strict liability, RCRA, CERCLA or otherwise, including, but not limited to, remedial, removal, response, restoration, abatement, investigative, monitoring, personal injury, death and property damage costs, and any other related costs, expenses, losses, damages, penalties, fines, liabilities and obligations, including, without limitation, attorneys' fees, court costs and interest paid or accrued.

         "ENVIRONMENTAL MATTERS" means any and all matters relating to any Requirement of Environmental Law, Environmental Claim or Environmental Permit.

         "ENVIRONMENTAL PERMIT" means any permit, license, notice, order, approval or other authorization under any applicable law, rule, regulation or other requirement of the United States or of any state, municipality or other subdivision thereof relating to (i) pollution or protection of the environment or safety and health, including, without limitation, all laws, rules, regulations or other requirements relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, hazardous materials, hazardous substances, toxic materials or substances, or Wastes into or on the air, surface water, groundwater or land (including, without limitation, surface and subsurface strata), or (ii) the manufacture, generation, processing, distribution, use, treatment, storage, disposal, transport, recycling, reclamation or handling of chemical substances, pollutants, contaminants, hazardous materials, hazardous substances, toxic materials or substances, or Wastes.

         "ENVIRONMENTAL REPORTS" means the Environmental Reports delivered to the Lender pursuant to Section 4.02(d) hereof.

         "EQUITY PROCEEDS" means the cash proceeds (net of underwriting discounts and commissions and other reasonable costs associated therewith) from the issuance of any equity Securities of Borrower or any of its Subsidiaries, including additional issuances of common shares, preferred shares or Partnership Interests.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute.

         "ERISA AFFILIATE" means each Person (as defined in Section 3(9) of ERISA) that is a member of any "controlled group" (as defined in Section 4001(14) of ERISA) that includes the Borrower.

         "ERISA TERMINATION EVENT" means (i) any Reportable Event, (ii) the withdrawal of the Borrower or any of its ERISA Affiliates from a Plan during a Plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA, (iii) the filing of a notice of intent to terminate a Plan or to treat any Plan amendment as a termination under Section 4041 of ERISA,
(iv) any Plan amendment or the occurrence of any event that constitutes a "partial termination" (within the meaning of Section 411(d)(3) of the IRC) with respect to any Plan, (v) the institution of proceedings to terminate a Plan or the appointment of a trustee by the PBGC pursuant to Section 4044 of ERISA or
(vi) any event or condition that might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan.

         "ESTOPPEL CERTIFICATES" mean, collectively, the Estoppel Certificates to be entered into by the tenants of the Collateral Properties in favor of the Lender, in each case, in the form of EXHIBIT G hereto, as the same may from time to time be amended, modified, supplemented or extended by Lender, as a condition to the making of a Loan.

         "EVENT OF DEFAULT" means any event specified as such in Section 8.01 hereof.

         "EXPIRATION DATE" means the earlier of (i) the first anniversary of the first Loan under this Agreement or (ii) 365 days from the Closing Date. The Expiration Date is subject to Section 2.01(b) hereof. At no time shall the Expiration Date be more than three hundred sixty five (365) days from any day during the term hereof, inclusive of any extension period granted by Lender.

         "FEDERAL FUNDS RATE" means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, PROVIDED, that (i) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (ii) if such rate is not so published for any Business Day, the Federal Funds Rate for such Business Day shall be the average rate charged to the Lender, directly or indirectly, on such Business Day on such transactions as determined by the Lender.

         "FISCAL QUARTER" means each of the four periods of three months of each year, ending on the last day of each March, June, September and December, which in the aggregate constitute a Fiscal Year.

         "FISCAL YEAR" means the fiscal year ending on December 31.

         "GAAP" means generally accepted accounting principles (i) in the United States of America as in effect from time to time set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of the Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board, or in such other statements by such other entity as may be in general use by significant segments of the accounting profession, which are applicable to the circumstances as of the date of determination, and (ii) which are consistently applied in form and substance.

         "GOVERNMENTAL AUTHORITY" means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

         "INDEBTEDNESS" means (without duplication), with respect to any Person, all obligations, contingent and otherwise, which, in accordance with GAAP, would be included in determining total liabilities as shown on the liabilities side of a balance sheet of such Person as at any date at which the amount thereof is to be determined, but in any event and as well including, the Note, all other amounts due under the Loan Documents, any contingent obligations arising due to all guarantees, endorsements (other than endorsements for collection or deposits in the ordinary course of business) and all other contingent obligations whether or not in respect of any Indebtedness of others, deferred taxes and accrued obligations, all liabilities secured by any mortgage, pledge or lien existing on property owned or acquired subject to such mortgage, pledge or lien, whether or not the liability secured thereby shall have been assumed, and all lease obligations.

         "IDOT" means the Indemnity Deed of Trust to be entered into by Borrower or any Collateral Property Subsidiary with respect to any Collateral Property located in the State of Maryland, in each case substantially in the form of Exhibit E attached hereto and otherwise in form and substance acceptable to Lender and its counsel, , as a condition to the making of a Loan, as the same may from time to time be amended, modified, supplemented or extended.

         "INITIAL BORROWING DATE" means the first Borrowing Date on which the first Loan is made hereunder.

         "INTEREST EXPENSES" of any Person shall mean, for any period, the interest expenses incurred, accrued or paid of such Person for such period on the aggregate principal amount of their Indebtedness, determined in accordance with GAAP.

         "INTEREST PERIOD" means a period commencing, in each instance, on the first day of a calendar month and ending on the last day of such month provided, however, that in the case of any Loan which is made on other than the first day of a calendar month, the first Interest Period for such Loan shall commence on the Borrowing Date of such Loan and end on the last day of the calendar month in which the Borrowing Date occurs; PROVIDED, HOWEVER, that no Interest Period for any Loan shall extend beyond the Expiration Date.

         "INTEREST RATE AGREEMENT" means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or similar agreement or arrangement designed to protect the Borrower or any of its Subsidiaries against fluctuations in interest rates, which agreement or approval shall be approved by Lender as to form and substance; provided, however, that such approval by Lender shall not be required if such agreement (i) shall have a minimum term of two (2) years, or, in the case of loans pursuant to which interest shall accrue at a rate other than a fixed rate, a term equal to the term of such floating rate loan (to the extent the term of floating rate loan is less than two(2) years, (ii) shall have the effect of capping the interest rates covered thereby at a rate equal to or lower than the Interest Rate Cap at the time of purchase or execution, and (iii) shall be with an Approved Bank, provided that it is acknowledged and agreed that the Borrower shall have no obligation to replace any Interest Rate Agreement even if the counterparty thereto shall cease to be an Approved Bank.

         "IRC" means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute.

         "INTEREST RATE CAP" means the Treasury Rate plus 3%.

          "JURISDICTONAL CAPPED MORTGAGES" shall collectively mean the Mortgage(s) or Deed(s) of Trust now or hereafter covering Collateral Property located in any state in which the mortgage recording tax or other cost of recording a mortgage or deed of trust is not de minimus and, therefore, which secures a maximum original principal amount of indebtedness which is less than the Commitment, whether for the purpose of limiting the debt secured by such Mortgage or Deed of Trust and the mortgage recording taxes payable in connection therewith or otherwise with the approval of Lender.

         "KNOWLEDGE" means, with respect to any Person, what such Person knows or should have known, in each case, after due inquiry.

         "LEASES" mean, collectively, all of the leases now existing or hereafter entered into in connection with the Collateral Properties.

         "LENDER" has the meaning given to it in the preamble of this Agreement, and its successors, participants and assigns (including any Person who becomes a holder of the Note).

         "LENDER'S OFFICE" means the Lender's principal office at One New York Plaza, New York, New York 10292.

         "LIBOR" in respect of each Interest Period shall be the rate per annum equal to the product arrived at by multiplying the Base LIBOR applicable to such Interest Period by a fraction (expressed as a decimal), the numerator of which shall be the number one and the denominator of which shall be the number one minus the aggregate reserve percentages (expressed as a decimal) from time to time established by the Board of Governors of the United States Federal Reserve System and any other Governmental Authority to which the Lender is now or hereafter subject, including, without limitation, any reserve on "Eurocurrency Liabilities" (as defined in Regulation D of the Board of Governors of the United States Federal Reserve System) at the ratios provided in such Regulation from time to time, it being agreed that the Loans shall be deemed to constitute Eurocurrency Liabilities and it being further agreed that such Eurocurrency Liabilities shall be deemed to be subject to such reserve requirements without the benefit of or credit for prorations, exceptions or offsets that may be available to the Lender from time to time under such Regulation and irrespective of whether the Lender actually maintain all or any portion of such reserve.

         "LIEN" means, with respect to any Person, (i) any lien (including, without limitation, any statutory lien), mortgage, hypothecation, privilege, security interest, pledge, encumbrance, charge (general or special, floating or fixed) or conditional sale or other title retention arrangement (including, without limitation, the rights of a lessor under a capital lease to the property leased thereunder) or other security interest of any kind upon any property or assets of any character of such Person, whether now owned or hereafter acquired by such Person, or upon the income or profits therefrom, (ii) the transfer, pledge or assignment by such Person of any of its property or assets for the purpose of subjecting the same to the payment of any indebtedness of such Person or others in priority to the payment by such Person of its general creditors,
(iii) any sale, assignment, pledge or other transfer by such Person of its accounts receivable, contract rights, general intangibles or chattel paper with recourse, and (iv) any agreement to give or do any of the foregoing.

         "LOAN" or "LOANS" means the loans made pursuant to Section 2.02(a) hereof.

         "LOAN AVAILABILITY PERIOD" means the period from and including the Closing Date to the date which is three (3) months prior to the Expiration Date.

         "LOAN DOCUMENTS" mean, collectively, this Agreement, the Note, the Collateral Documents, the Estoppel Certificates, the Subordination Agreements, the Environmental Indemnities, the Indemnities and Guaranties of Recourse Obligation, and all other documents, agreements, instruments and certificates executed and delivered by, or on behalf of, the Borrower in connection with the transactions contemplated by this Agreement.

         "LOAN PARTY" means the Borrower, COPT and each Collateral Property Subsidiary.

         "LOAN-TO-VALUE RATIO" means, as of the date of determination, a ratio taking into account, among other things, the sum of the outstanding Loan being tested, the proceeds of which were used to acquire the applicable Collateral Property, the outstanding Reserves, if any, applicable to such Collateral Property, the market value of such Collateral Property applying a capitalization rate of 9.5%, and such other factors as Lender shall apply in its underwriting standards and criteria in determining the Loan-to-Value Ratio. Such determination shall be made by Lender in its sole but reasonable discretion, which determination shall be binding and conclusive absent manifest error. Lender shall have the right, in its sole discretion, to apply a higher or lower capitalization rate for any period following the one (1) year anniversary of the Closing Date if the Maturity Date is extended as permitted herein.

         "MARKET SPREAD" two hundred thirty (230) basis points above the Yield. Lender shall have the right, in its sole discretion, to designate a higher or lower number of basis points as the Market Spread for any period following the one (1) year anniversary of the Closing Date, if the Maturity Date is extended as permitted herein.

         "MATERIAL ADVERSE CHANGE" of the Borrower or its Subsidiaries means a material adverse change in the business, condition (financial or otherwise), assets, properties or operations of the Borrower or Subsidiary.

         "MATERIAL ADVERSE EFFECT" means any set of circumstances or events which (i) would have any material adverse effect whatsoever upon the validity or enforceability of this Agreement, the Note or any other Related Document, (ii) is or would reasonably be expected to have a material adverse effect on the business, condition (financial or other), assets, properties or operations of the Borrower or its Subsidiaries, as the case may be and as applicable, (iii) would materially impair the Borrower's or its Subsidiaries' ability to fulfill their respective obligations under the terms and conditions of this Agreement or the other Related Documents to which they are a party thereto, or (iv) would materially impair the Lender's rights in or to, or have a material adverse effect on, the Collateral.

         "MEMORANDA OF LEASE" mean, collectively, each memorandum of lease describing a Lease and recorded in the appropriate filing offices of the respective jurisdiction except that a memorandum of lease shall not be recorded with respect to Leases made in connection with any Collateral Property located in the State of Maryland.

         "MODIFICATIONS" has the meaning set forth in Section 4.02(f) hereof.

         "MOODY'S" means Moody's Investors Service, Inc. or any successor to the business thereof.

         "MORTGAGES" mean, collectively, the Mortgages, Security Agreements and Assignments of Leases and Rents to be entered into between the Borrower and the Lender, in each case, substantially in the form of EXHIBIT E hereto, as a condition to the making of a Loan, as the same may from time to time be amended, modified, supplemented or extended.

         "NET INCOME" of any Person means, for any period taken as one accounting period, the net income (or loss) of such Person for such period after eliminating all intercompany items, determined in accordance with GAAP; PROVIDED, HOWEVER, that there shall be excluded (i) the income (or loss) of such Person in which any other Person has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to such Person by such other Person during such period, (ii) except to the extent includable pursuant to the foregoing clause (i), the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of such Person or is merged into or consolidated with such Person or that Person's assets are acquired by such Person, and (iii) any extraordinary gains or losses and gains or losses from sales of assets (other than sales of inventory in the ordinary course of business), determined in accordance with GAAP.

         "NET WORTH" of any Person shall mean, for any period, the excess of (i) Total Assets, over (ii) Total Liabilities.

         "NOTE" shall mean the Secured Promissory Note in the form of Exhibit K.

         "NOTICE OF BORROWING" has the meaning given to it in Section 2.02(b)(i) hereof.

         "NOTICE OF OPTIONAL PREPAYMENT" has the meaning given to it in Section
2.06 hereof.

         "OBLIGATIONS" means, as to the Borrower, all liabilities, obligations and indebtedness of the Borrower to the Lender of any and every kind and nature (including, without limitation, principal payments, interest charges, late fees, default interest, other charges and expenses, attorneys' fees, maintenance, commitment and other fees chargeable to the Borrower by the Lender and future advances made to or for the benefit of such Person), whether arising under this Agreement, under any of the Related Documents, under any refinancing or modification of the credit facilities provided under this Agreement or any of the Related Documents, pursuant to any arrangement, agreement or understanding hereafter among the Borrower and the Lender or otherwise, or acquired by the Lender from any other source, whether now or hereafter owing, arising, due or payable from the Borrower to the Lender, whether before or after the filing of a proceeding under the Bankruptcy Code by or against the Borrower, regardless of how evidenced, created, incurred, acquired or owing, whether primary, secondary, direct, contingent, fixed or otherwise, including, without limitation, obligations or guarantees of performance or payment.

         "OPERATIONAL DOCUMENTS" mean and include without limitation, collectively, the Acquisition Documents, the Leases, the Memoranda of Lease, the Building Condition Reports, the Environmental Reports and the Service Agreements.

         "PARTNERSHIP INTERESTS" means the general and/or limited partnership interests (including all partnership units, all rights under partnership agreements and all rights to distributions) of such Person that is a partnership.

         "PBGC" means the Pension Benefit Guaranty Corporation or any successor thereto.

         "PERMITS" shall have the meaning set forth in Section 3.03 hereof.

          "PERMITTED USE OF FUNDS" The proceeds of the Loans shall be used by Borrower for no purpose other than: (i) to fund certain of Borrower's acquisition, redevelopment and development activities that (a) satisfy the applicable covenants set forth in this Agreement and (b) are located in the mid-Atlantic region of the United States and are otherwise generally consistent with Borrower's existing properties; and (ii) to fund Borrower's working capital requirements in connection with its general business purposes.

         "PERSON" means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

         "PLAN" means any "Employee Benefit Plan" (as defined in Section 3(3) of ERISA) as covered by any provision of ERISA and as maintained, or otherwise contributed to, or at any time during the five calendar year period immediately preceding the date of this Agreement was maintained or otherwise contributed to, by the Borrower, or any ERISA Affiliate of the Borrower for the benefit of the respective employees of the Borrower or an ERISA Affiliate of the Borrower.

         "PML" has the meaning set forth in Section 4.02(e) hereof.

         "PROHIBITED TRANSACTION" means any "prohibited transaction" (within the meaning of Section 406 of ERISA or Section 4975 of the IRC) with respect to any Plan for which transaction no statutory exemption is not available.

         "REGULATIONS D, G, T, U AND/OR X" means Regulations D, G, T, U and/or X of the Board of Governors of the Federal Reserve System, as in effect from time to time.

         "REIT" means a "real estate investment trust" as defined in Sections 856-860 of the IRC.

         "REGULATORY CHANGE" means the introduction of, or any change in, United States federal, state or local laws or regulations (including Regulation D) or treaties or foreign laws or regulations after the Closing Date or the adoption or making after such date of any interpretations, directives, guidelines or requests applying generally to a class of banks and/or financial institutions, including the Lender, of or under any United States federal, state, or local rules or regulations or any treaties or foreign laws or regulations (whether or not having the force of law) by any court or monetary or Governmental Authority charged with the interpretation or administration thereof. Notwithstanding the foregoing, a "Regulatory Change" shall not include any change in the aggregate reserve percentages included in the definition of "LIBOR" which are from time to time established by the Board of Governors of the United States Federal Reserve System and any other Governmental Authority to which the Lender is now or hereafter subject (including, without limitation, any reserve on "Eurocurrency Liabilities" (as defined in Regulation D of the Board of Governors of the United States Federal Reserve System)).

         "RELATED DOCUMENTS" means, collectively, the Loan Documents and the Operational Documents.

         "RELEASE" and "Releases" means a release or releases of a Collateral Property from the applicable Mortgage(s) or Deed(s) of Trust in the manner and upon compliance with the requirements, terms and conditions set forth in Section
2.14 hereof.

         "RELEASE PROPERTY" has the meaning set forth in Section 2.14 hereof.

         "RELEASE PRICE" has the meaning set forth in Section 2.14 hereof.

         "REPAIRS" has the meaning set forth in Section 5.16 hereof.

         "REPORTABLE EVENT" means any "reportable event" described in Section 4043(b) of ERISA with respect to which the 30 day notice requirement set forth in Section 4043(a) of ERISA has not been waived by the PBGC that occurs or has occurred in connection with any Plan.

         "REQUIREMENTS OF ENVIRONMENTAL LAW" means any and all requirements imposed by and provisions of any law, rule, regulation, order, decision or decree of any federal, state or local executive, legislative, judicial, regulatory or administrative agency, board or authority which relate to (i) pollution, contamination, protection, clean-up, restoration, destruction, loss or injury to or of the air, surface water, groundwater, land (including, without limitation, surface and subsurface strata) or other natural resources; (ii) solid, gaseous or liquid Waste generation, handling, transportation, treatment, processing, clean-up, storage, disposal, recycling or reclamation; (iii) exposure to pollutants, contaminants, hazardous materials, hazardous substances, toxic materials or substances, or Wastes; (iv) the safety or health of employees (other than social security laws); (v) the manufacture, generation, processing, distribution, use, treatment, storage, disposal, transport, recycling, reclamation or handling of chemical substances, pollutants, contaminants, hazardous materials, hazardous substances, toxic materials or substances, or Wastes; or (vi) noise.

         "RESERVES" mean the reserves, maintained in accordance with customary real estate practices for loans of a similar type, established by the Borrower, and reasonably approved by Lender, at the closing of each applicable Loan against the availability under this Agreement in the amount equal to 125% of the costs of the Modifications.

         "SECURITIES" mean all shares, options, membership interests, partnership interests, participations or other equivalents (regardless of how designated) of or in a corporation, limited liability company, partnership or equivalent entity, whether voting or non-voting, including, without limitation, common stock, preferred stock, warrants, convertible debentures and all agreements, instruments and documents convertible, in whole or in part, into any one or more of or all of the foregoing.

         "SERVICE AGREEMENTS" mean, collectively, the material management, operational and service agreements entered into in connection with the Acquisition Properties.

         "SUBORDINATION AGREEMENTS" mean, collectively, the Subordination, Non-Disturbance and Attornment Agreements to be entered into between the tenants of the Collateral Properties and the Lender, in each case, in the form of EXHIBIT J hereto, as a condition to the making of a Loan, as the same may from time to time be amended, modified, supplemented or extended.

         "SUBSIDIARY" means, with respect to any Person, any corporation, limited liability company, partnership or equivalent entity of which more than 50% of the outstanding Securities having ordinary voting power to elect or appoint a majority of the Board of Directors, managers, general partners or equivalent positions of such corporation, limited liability company, partnership or equivalent entity is at the time directly or indirectly owned by such Person, or by one or more other Subsidiaries of such Person.

         "S&P" means Standard & Poor's, a division of the McGraw Hill Companies, or any successor to the business thereof.

         "TOTAL ASSETS" of any Person shall mean, at the date of determination, all assets of such Person which would, determined in accordance with GAAP, be classified on a balance sheet as an asset.

         "TOTAL LIABILITIES" of any Person shall mean, at the date of determination, all liabilities of such Person which would, determined in accordance with GAAP, be classified on a balance sheet as a liabilities.

         "TRANSACTION COSTS" means the fees, costs and expenses payable by the Borrower pursuant to this Agreement or in connection herewith and the fees, costs and expenses payable by the Borrower in connection with the Loan Documents, in each case including, but not limited to, attorney's fees and expenses.

         "TREASURY RATE" means, as of any date of determination, a rate equal to the Yield as reported in Federal Reserve Statistical Release H.15-Selected Interest Rate, published most recently prior to the date the applicable Treasury Rate is being determined.

         "WASTE" or "WASTES" means any material or substance that is defined, identified or regulated as a waste, solid waste or hazardous waste pursuant to any applicable federal, state or local law, rule, regulation, order, decision or decree, including, without limitation, Section 1004 of the RCRA. As used in this Agreement the phrase "pollutants, contaminants, hazardous materials, hazardous substances, toxic materials or substances, or Wastes", includes, without limitation, in each instance, asbestos, polychlorinated biphenyl's, radioactive materials, oil, petroleum, petroleum products and waste oils.

         "WITHOUT RECOURSE" or "WITHOUT RECOURSE" means with reference to any obligation or liability, any obligation or liability for which the obligor thereunder is not liable or obligated other than as to its interest in a designated Acquisition Property or the Collateral Properties or other specifically identified asset only, subject to such limited exceptions to the non-recourse nature of such obligation or liability, such as fraud, misappropriation, misapplication and environmental indemnities, as are usual and customary in like transactions involving institutional lenders at the time of the incurrence of such obligation or liability.

         "YIELD" means the yield to maturity for the then current non-callable ten (10) year U.S. Treasury Bond.

         Section 1.02. ACCOUNTING AND BANKING TERMS. All accounting and banking terms not specifically defined herein shall be construed in the case of accounting terms, in accordance with GAAP and, in the case of banking terms, in accordance with general practice among commercial banks and financial institutions in New York, New York.

         Section 1.03. DISCRETION. Whenever it is provided in this Agreement or in any of the Loan Documents that (i) the Lender exercises any right given to it to approve or disapprove, (ii) any arrangement or term is to be satisfactory to the Lender, or (iii) any other decision or determination is to be made by the Lender, the decision of the Lender to approve or disapprove, all decisions that arrangements or terms are satisfactory or not satisfactory and all other decisions and determinations made by the Lender, shall be in the reasonable discretion of the Lender, except as may be otherwise expressly and specifically provided herein to be in Lender's (a) sole discretion, (b) sole and absolute discretion, or (c) sole, but reasonable discretion.

                        ARTICLE 2. THE CREDIT FACILITIES

         Section 2.01. THE CREDIT FACILITIES; RIGHT TO EXTEND. (a) At all times during the Loan Availability Period (or earlier termination of the Loan Availability Period hereunder), subject to the terms and conditions and relying upon the representations and warranties hereinafter set forth, the Lender agrees to make available to the Borrower, one or more Loans on a revolving credit basis in the aggregate principal amount of up to the Available Commitment, to be made to the Borrower upon the request of an Authorized Person in multiple advances, each on a Borrowing Date. The funds advanced pursuant to the Loans shall be used only for Permitted Uses of Funds. All of the Loans shall be without recourse to the Borrower subject, however, to certain limitations and exclusions as required by Lender. In addition, all of the Loans are hereby cross-collateralized and cross-defaulted with each other and are hereby cross-defaulted with other Indebtedness of the Loan Parties which, when originally extended had or has a principal amount of not less than $75,000,000 or which provided or provides for advances in the aggregate of not less than $75,000,000, and shall be cross-defaulted with that certain secured credit facility dated as of May 28, 1998 between Bankers Trust Company, as agent and lender, and the Loan Parties (the "BT Facility").

         (b) Borrower may, by notice to Lender given at least thirty (30) days prior to the date Borrower submits the Compliance Certificate required by
Section 5.07(b), request a three (3) month extension of the Expiration Date, which request shall be granted or denied in writing by Lender, in Lender's sole discretion. Lender shall make its determination within ten (10) business days following Lender's receipt of any and all documentation required by Lender in order to process each such request, including, but not limited to (i) the Compliance Certificate, (ii) the Trust's most recent quarterly report on Form 10Q filed with the Securities and Exchange Commission for the Fiscal Quarter ending immediately prior to Borrower's request for such extension, (iii) the most recent operating statements for each Collateral Property, (iv) the most recent rent rolls for each of the Collateral Properties, and (v) such other information requested by Lender from time to time. Lender's failure to respond to Borrower's request within such ten (10) day period shall be deemed to be a denial of Borrower's request for such extension. The granting of one or more extensions of the Expiration Date shall not be deemed to be a consent to any one or more subsequent requests for extensions, and any extensions may be conditioned on such requirements as Lender shall elect.

         At no time shall the Expiration Date be more than three hundred sixty five (365) days from any day during the term hereof, inclusive of any extension period granted by Lender.

         Section 2.02. THE LOANS; PROCEDURE FOR BORROWING. (a) The Loans shall be evidenced by the Note executed on the Closing Date by Borrower in the form of EXHIBIT K attached hereto, and secured by Collateral Documents for each Loan. Each and all of which shall mature on the Expiration Date and bear interest for the period from the Borrowing Date thereof to the date of payment in full thereof on the unpaid principal amount thereof from time to time outstanding, at the applicable interest rates per annum determined and payable as specified in
Section 2.03 hereof. The Loans shall be administered by the Lender; PROVIDED, HOWEVER, that the Lender may elect, at its expense, to have the Loans administered and serviced by a third party.

         (b)(i) Each request for a Loan shall be made upon written notice in the form of EXHIBIT J hereto (a "NOTICE OF BORROWING") given by an Authorized Person of the Borrower to the Lender not later than 11:00 a.m. (New York City time) on the third (3rd) Business Day prior to the requested Borrowing Date. Such notice shall be made by telecopy or telephone, confirmed immediately in writing, by delivery of a Notice of Borrowing specifying therein
(A) the requested Borrowing Date, which shall not, in any event, be later than three (3) months prior to the Expiration Date, (B) the aggregate amount of the Loans therein requested to be made, which amount shall not be greater than the Available Commitment or less than One Hundred Thousand and No/100 Dollars ($100,000.00) and in multiples of not less than Ten Thousand and No/100 Dollars ($10,000.00). The Notice of Borrowing shall be irrevocable and shall bind the Borrower to borrow in accordance with such notice. Upon fulfillment of the applicable conditions set forth herein, the Lender may, in its sole discretion, make such Loan available to the Borrower by disbursing such proceeds as an Authorized Person of the Borrower may instruct the Lender in advance in writing. Lender shall not be required to fund more than three (3) Loan advances in any thirty (30) day period.

         (ii) The obligations of the Borrower to pay the principal of and interest on the Loans shall be evidenced by the Note in favor of the Lender duly executed and delivered by the Borrower on the Closing Date. All Loans to Borrower pursuant to this Agreement and all payments of the principal of such Loans to Lender shall be recorded by Lender on the schedule annexed to the Note and by specific reference made a part thereof. The amounts of principal indicated by said Schedule as outstanding or accrued and unpaid, as the case may be, shall constitute rebuttable presumptive evidence of the principal outstanding and the accrued and unpaid interest on the Loans; provided, that any failure or error on the part of Lender in recording any Loan on such Schedule shall not limit the obligation of Borrower to pay all principal of and interest accruing on the Loans. Although the Note shall be dated on the Closing Date, interest in respect thereof shall be payable only on the outstanding principal amounts of each Loan from the date of the making of such Loan until the principal amount thereof shall be paid in full in accordance with this Agreement.

         (iii) Borrower and the Trust shall evidence their liability on account of the limitations and exclusions from the without recourse nature of their obligations by each of their execution of an Indemnity and Guaranty of Recourse Obligations in the form of EXHIBIT N hereto.

         (c) The obligation of Lender to make a Loan shall be subject to the following, in each instance, giving effect to the Loan then requested by
Borrower:

         (i) If the Loan is in connection with an Acquisition Property, the Loan-To-Value Ratio of each Acquisition Property shall not exceed 65% and each such Acquisition Property shall have a Debt Service Coverage ratio equal to or greater than 1.25 to 1.0;

         (ii) the Loan-To-Value Ratio for the Collateral Properties, in the aggregate shall not exceed 65%, and the Debt Service Coverage ratio for the Collateral Properties, in the aggregate shall be equal to or greater than 1.25 to 1.0;

         (iii) the Loan Amount to be funded for an Acquisition Property shall equal the lesser of (A) 65% of the value of the Acquisition Property, as determined by Lender in its sole discretion taking into account the factors considered by Lender in determining an Individual Loan-To-Value Ratio, (B) 65% of the final purchase price of the Acquisition Property, after taking into account any credits or adjustments thereto, and (C) an amount such that the Acquisition Property can satisfy a Debt Service Coverage ratio equal to or greater than 1.25 to 1.0;

         (iv) the conditions set forth in Article 4.0 shall have been satisfied or complied with to Lender's satisfaction in its sole discretion; and

         (v) the Mortgages of record for the Collateral Properties shall equal the amount of the Loans then outstanding plus the amount of the Loan then being requested by Borrower.

         (d) In each instance throughout this Agreement, all determinations of Loan-to-Value Ratios and Debt Service Coverage ratios shall be made by Lender in its sole but reasonable discretion taking into account Lender's then applicable underwriting standards and criteria. Such determination shall be binding and conclusive absent manifest error.

         Section 2.03. RATE OF INTEREST; CALCULATION OF INTEREST. (a) Each Loan shall bear interest on the unpaid principal amount thereof from the Borrowing Date until such principal amount is paid in full at a rate or rates per annum determined in accordance with this Section 2.03 or Section 2.12, if applicable. The Borrower shall pay interest on the unpaid amount of each Loan at the rate per annum for each Interest Period equal to the sum of (i) LIBOR in effect from time to time applicable to each Interest Period for such Loan, plus (ii) the Applicable Margin. Interest shall be payable in arrears on the third (3rd) business day of each calendar month, commencing with the first calendar month immediately following the Borrowing Date and ending on the date the principal amount of such Loan shall be paid or prepaid, to the extent of the interest accrued on the principal amount of such Loan so paid or prepaid.

         (b) From and after the occurrence of any Event of Default under Section
8.01 hereof, and for so long as such Event of Default shall continue (after as well as before judgment), the unpaid principal amount of each Loan and any other amount then due and payable but not yet paid hereunder shall bear interest at a rate per annum equal to the then interest rate of such outstanding Loan determined in accordance with clause (a) above PLUS five hundred (500) basis points per annum, payable on demand. Overdue interest shall be compounded and bear interest, to the extent permitted by law, on each date for payment of interest on the Loans hereunder. The Borrower shall pay a late charge of four percent (4%) of each monthly payment not paid within ten (10) days after the date upon which such payment was due (which amount the Borrower and the Lender agree is a fair and reasonable estimate of the Lender's damages in light of all of the facts and circumstances as of the date of this Agreement). Such late charge shall be due and payable by the Borrower concurrently with the late payment for which such charge is assessed hereunder.

         (c) Interest shall be calculated on a basis of a 360-day year for the actual number of days elapsed during the Interest Period on the balance outstanding during such Interest Period. To the extent that interest is required to be calculated at the Base Rate plus the Applicable Margin pursuant to Section
2.12 hereof, any change in the interest rate on the Loans shall become effective as of the opening of business on the day on which such change in the Base Rate becomes effective. The Lender shall, as soon as practicable, notify the Borrower of the effective date and the amount of each such change in the Base Rate; PROVIDED, HOWEVER, that any failure by the Lender to give the Borrower any such notice shall not affect the application of such change in the Base Rate. Each determination of an interest rate by the Lender pursuant to any provision of this Agreement shall be, absent manifest error, deemed to be correct.

         (d) Anything herein to the contrary notwithstanding, the obligations of the Borrower under this Agreement and the Note shall be subject to the limitation that payments of interest shall not be required to the extent that receipt thereof would be contrary to provisions of law applicable to the Lender limiting rates of interest which may be charged or collected by the Lender. If the Borrower pays the Lender interest in excess of the maximum amount permitted by applicable law, such excess shall be applied in reduction of the principal balance of the Note, and any remaining excess shall be refunded to the Borrower.

         Section 2.04. INDEMNITY AND FUNDING LOSSES. The Borrower hereby agrees to indemnify the Lender and to reimburse and hold the Lender harmless from any Breakage Fees, loss, liability, cost or actual out-of-pocket expense (including, without limitation, reasonable attorney's fees and expenses for the Lender incurred in connection with any action or proceeding between or among the Borrower and any Lender or between the Lender and any third party or otherwise) that the Lender may sustain or incur as a consequence of (a) a default by the Borrower in the payment of principal of, or interest on, any Loan, (b) a default by the Borrower in borrowing (or in fulfilling on or before the requested Borrowing Date the applicable conditions set forth in Article 4 hereof with respect to such borrowing), (c) a default by the Borrower in making any prepayment after notice thereof has been given in accordance with Section 2.05 or 2.06 hereof, or (d) the Borrower making any payment of principal with respect to any Loan on a day other than the last day of the Interest Period applicable thereto. The Lender shall deliver to the Borrower a certificate as to the amount of such loss, liability, cost or expense, which certificate shall be conclusive in absence of manifest error. This covenant shall survive payment of the Loans and termination of this Agreement as to claims arising prior to the indefeasible payment in full of the Loans.

         Section 2.05. MANDATORY PREPAYMENTS. (a) EXCESS OF COMMITMENT. If at any time the aggregate unpaid principal amount of the Loans outstanding exceeds the Commitment, the Borrower shall immediately repay such Loans as Lender shall require, without premium or penalty, in a principal amount at least equal to such excess and in a minimum amount equal to $10,000 or any larger whole multiple of $10,000, together with accrued interest on the amount prepaid to the date of repayment.

         (b) FINANCIAL REPORTING TESTS. If at any time (i) the Loan-To-Value Ratio for the Collateral Properties in the aggregate exceeds 75% or (ii) the Debt Service Coverage ratio for the Collateral Properties in the aggregate is less than 1.25 to 1.0, the Borrower shall promptly, but in no event later than ten (10) days after notice from Lender, either (I) prepay a portion of the Loans designated by Lender in its sole discretion, or (II) grant the Lender a first and only mortgage lien, in form and substance satisfactory to the Lender, in certain of its existing properties which are currently unencumbered, and otherwise pledge to and encumber in favor of Lender such property as if it were an Acquisition Property, which have a Loan-To-Value Ratio equal to or less than 65%, and a Debt Service Coverage ratio equal to or greater than 1.25 to 1.0, and are otherwise satisfactory to the Lender in all respects in Lender's sole discretion; in either case so that (x) the Loan-To-Value Ratio of the Collateral Properties in the aggregate does not exceed 70%, (y) the Debt Service Coverage ratio for the Collateral Properties in the aggregate equals or is greater than 1.25 to 1.0, and (z) the Loans are otherwise in compliance with the provisions of Section 7 hereof. Any such prepayment shall be accompanied by the attendant Breakage Fees.

         (c) ASSET SALES. Subject to Section 6.05 hereof, the Borrower shall apply all net proceeds of any Collateral sales as a mandatory prepayment of the Loan without penalty or premium. Subject to Section 2.08 hereof, all such amounts designated for mandatory prepayment, as aforesaid, shall be applied to the respective scheduled principal payments outstanding (i) first to Borrower's indebtedness with respect to such Collateral and then (ii) in accordance with
Section 2.05(b) hereof.

         Section 2.06. OPTIONAL PREPAYMENTS. The Borrower may, upon at least two
(2) Business Days prior notice to the Lender, voluntarily prepay any Loan in whole at any time or in part from time to time, with accrued interest to the date of such prepayment on the amount prepaid but, subject to Section 2.04(d) hereof, in an amount not less than $100,000 or an integral multiple of $100,000 in excess thereof, and so long as in each such instance the remaining Loans, in the aggregate, have a Debt Service Coverage ratio equal to or greater than 1.25 to 1.0 and a Loan-To-Value Ratio that shall not exceed 75% based on the Lender's underwriting standards and determination, in its sole but reasonable discretion. Each such notice shall be made by an Authorized Person of the Borrower by telecopy or telephone, confirmed immediately in writing, by delivery of a Notice of Optional Prepayment, substantially in the form of EXHIBIT L hereto, specifying therein (i) the proposed date of such prepayment, and (ii) the aggregate amount of the particular Loan(s) therein proposed to be prepaid. Each Notice of Optional Prepayment shall be irrevocable and shall bind the Borrower to make such prepayment in accordance with such notice. Any amounts prepaid pursuant to this Section 2.06 may be re-borrowed by Borrower during the Loan Availability Period in accordance with the terms and conditions of this Agreement.

         Borrower shall not be entitled to make an optional prepayment, if, after giving effect to the prepayment as requested in a Notice of Optional Prepayment, the financial reporting tests set forth in Section 2.05(b) shall not be satisfied, unless the "make whole" provisions of said Section are complied with by Borrower.

         Section 2.07. PAYMENTS. All payments (including prepayments) to be made by the Borrower under this Agreement shall be made by wire transfer to the Lender, in Dollars and in immediately available funds, at such place or places as the Lender may from time to time designate by written notice to the Borrower. All payments to be made hereunder by the Borrower shall be made without setoff, counterclaim or defense. If any payment hereunder becomes due and payable on a day other than a Business Day, the due date of such payment shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the applicable rate during such extension; PROVIDED, HOWEVER, that no such payments of each Loan shall extend beyond the Expiration Date.

         Section 2.08. APPLICATION OF PAYMENTS. All payments of principal under this Agreement shall be applied to Loan or Loans then outstanding in such manner and order of priority as the Lender shall elect in its sole and absolute discretion. Notwithstanding the foregoing, the amounts secured by any Jurisdictional Capped Mortgage shall not be reduced in connection with any payments of principal which the Lender has the right to apply to the Loans in such manner and order as Lender shall elect in its sole and absolute discretion in accordance with the immediately preceding sentence until the aggregate maximum principal amount secured by such Jurisdictional Capped Mortgage(s) shall exceed the total principal amount of all Loans then outstanding. In any such event, the Lender will determine in its sole discretion which Mortgages or Deeds of Trust comprising such Jurisdictional Capped Mortgages are to be reduced.

         Section 2.09. USE OF LOAN PROCEEDS. The Borrower shall use the proceeds of the Loans for the Permitted Uses of Funds only provided however that any acquisition complies with the provisions of Section 7.04 and Article 4 hereof and the other covenants contained herein.

         Section 2.10. FEES. (a) Upon Borrower's signing of this Agreement, a non-refundable commitment fee (the "Commitment Fee") shall be deemed earned in full by Lender and shall be due and payable to Lender, as set forth below:

         (i) A Commitment Fee in the amount of $62,500 shall be due and payable by Borrower on account of the credit facility being made available to Borrower by Lender pursuant to the terms of this Agreement, provided that Lender receives payment thereof on or prior to December 31, 1999.

         (ii) In the event that Lender has not received the payment described in 2.10(a)(i) on or prior to December 31, 1999, then a Commitment Fee in the amount of $3,500 shall be payable by Borrower on account of the credit facility being made available to Borrower by Lender pursuant to the terms of this Agreement.

         (iii) In all events, the obligation of the Lender to make any Loan (including any Loans to be made on the Closing Date) shall be subject to Lender's receipt of the fees set forth in (a) or (b) hereof , as applicable, prior to the relevant Borrowing Date.

         (b) A non-refundable expense reimbursement fee payable to the Lender by the Borrower on the Closing Date and on each Borrowing Date thereafter. Such expense reimbursement fee shall include any fees and expenses incurred or paid by Lender in connection with the processing, underwriting or closing of a Loan including, without limitation, property inspection fees, appraisal fees, attorney fees, fees for title insurance, recording fees and taxes, travel expenses of Lender's personnel or Lender's attorneys, and other out-of-pocket expenses incurred by Lender.

         Section 2.11. INCREASED COSTS. If any Regulatory Change: (a) subjects the Lender to any tax of any kind whatsoever with respect to this Agreement, the Note or any Loan or changes the basis of taxation of payments to the Lender of principal, interest, commitment fees, or any other amount payable hereunder in any of the foregoing (except for changes in the rate of tax on the overall net income of the Lender); (b) imposes, modifies or holds applicable to the Lender (or any corporation controlling the Lender) any reserve or capital adequacy requirements or liquidity ratios or requires the Lender or any corporation controlling the Lender) to make special deposits against or in respect of assets or liabilities of, deposits with or for the account of, or credit extended by, the Lender; or (c) imposes on the Lender any other condition affecting this Agreement, the Note or the Loans; and the result of any of the foregoing is (i) to increase the cost to the Lender of making or maintaining Loans or to reduce any amount received or receivable by the Lender hereunder, (ii) to require the Lender (or any corporation controlling the Lender) to make any payment to any fiscal, monetary, regulatory or other authority calculated on or by reference to any amount received or receivable by the Lender under this Agreement or the Note, or (iii) to reduce the rate of return on the Lender's capital as a consequence of its obligations hereunder to a level below that which the Lender could have achieved but for such adoption, change or compliance (taking into consideration the Lender's policies with respect to capital adequacy), in any case by an amount deemed by the Lender to be material, then, in any such case, the Borrower shall promptly pay the Lender (or such corporation controlling the Lender), on its written demand, any additional amount necessary to compensate the Lender (or such corporation) for such additional cost, reduced amount receivable or reduction in rate of return with respect to this Agreement, the Note or the Loans, together with interest on such amount from the date demanded until payment in full thereof at the rate per annum applicable to Loans, calculated on the basis of a 360-day year for the actual days elapsed. If the Lender becomes entitled to claim any additional amount pursuant to this Section 2.11, the Lender shall promptly submit to the Borrower a certificate as to any additional amount payable pursuant to the first sentence of this Section 2.11, which amount shall be, absent manifest error, presumed to be correct; PROVIDED, HOWEVER, that the determination thereof is made on a reasonable basis. In determining such amount, the Lender shall use any reasonable averaging and attribution methods.

         Section 2.12. LIBOR ALTERNATE RATE In the event, and on each occasion, that on the day of the commencement of a particular Interest Period, the Lender determines in good faith (which determination shall be conclusive and binding upon the Borrower) that (a) U.S. dollar deposits, in an amount equal to the aggregate principal amount of the Loans which are outstanding during such Interest Period, for delivery on the first day of such Interest Period and for the number of days in such Interest Period, are not generally available in the London Interbank Market or the circumstances affecting the London Interbank Market make it impractical to determine LIBOR, or (b) any Regulatory Change shall make it unlawful for the Lender to make or maintain LIBOR with respect to any Loan or to fund any Loan at LIBOR in the London Interbank Market or to give effect to its obligations hereunder, then the outstanding principal amount of the Loans shall bear interest at an interest rate equal to the Base Rate plus the Applicable Margin, unless and until the Lender shall have determined in good faith (which determination shall be conclusive and binding upon the Borrower) that the aforesaid circumstances no longer exist, whereupon the interest rate applicable to such Loans shall be converted back to an interest rate equal to LIBOR plus the Applicable Margin, determined in the manner set forth above as of the commencement of the next Interest Period.

         Section 2.13. ADDITIONAL DISBURSEMENT. (a) Lender may agree, from time to time with respect to certain Collateral Properties to advance to Borrower an amount which is less than the principal amount of the Loan secured by such Collateral Properties. In that event, Lender shall prepare a SCHEDULE 2.13 to this Agreement which shall become a part hereof and set forth the additional disbursements which Lender shall make to Borrower with respect to the Collateral Properties identified on such Schedule (the "Additional Disbursement") subject to the terms of this Section 2.13.

         (b) Upon and with a request by Borrower for an Additional Disbursement, Borrower shall provide evidence in all respects satisfactory to Lender that: (i) additional rentals which support the Additional Disbursement are derived from leases under which the lease term has commenced; (ii) the lessees or tenants under such leases are acceptable to Lender; (iii) assuming the Additional Disbursement, the requirements set forth in Sections 7.01 and
7.03 hereof are met; and, (iv) no Event of Default has occurred or is continuing.

         (c) Lender shall make no more than two Additional Disbursements with respect to the Collateral Properties identified on any SCHEDULE 2.13 hereto. Borrower's right to request such Additional Disbursements shall terminate 180 days from the Borrowing Date set forth on the applicable SCHEDULE
2.13. No Additional Disbursement shall be made by Lender in an amount less than One Hundred Thousand ($100,000.00) Dollars.

         Section 2.14. RELEASE OF PROPERTIES. Upon Borrower's written request received from time to time, Lender shall release one (1) or more individual Collateral Properties from the lien of the Loan Documents ("Release Property"), upon the following terms and conditions:

         (a) Borrower's written request shall be received by Lender at least sixty (60) days prior to the date of the requested release (the "Release Date").

         (b) At the time of the request and the time of the release; there shall be no event of default under the Loan Documents, and there shall exist no condition or state of facts which with the passage of time or the giving of notice or both, would constitute a default under the Loan Documents.

         (c) Each Release Property released shall be the entire property identified with the applicable Loan.

         (d) For each Release Property, Borrower shall have either (i) made the "Release Price" payment to Lender, in an amount equal to 100% of the principal balance of the Loan applicable to the Release Property, together with any interest due thereon plus any applicable Breakage Fees, or (ii) shall have substituted certain of its existing properties, which are currently unencumbered, which have a Loan-To-Value Ratio equal to or less than 65%, and a Debt Service Coverage ratio equal to or greater than 1.25 to 1.0, and are otherwise satisfactory to Lender in Lender's sole discretion, for the Release Property. If Lender is prepared to accept a substitute property for the Release Property, Borrower shall execute and deliver any and all documents required by Lender in order for such substituted property to be a Collateral Property, including without limitation, the Loan Documents.

         (e) At the time of the release, Lender shall have the right to recalculate the Debt Service Coverage ratio and the Loan-To-Value Ratio. If on the date of determination, the aggregate Debt Service Coverage ratio for the Collateral Properties (excluding the Release Property) is less than 1.25 to 1.0 or the aggregate Loan-To-Value Ratio for the Collateral Properties (excluding the Release Property) is greater than 75%, Borrower shall be obligated to make a mandatory prepayment in accordance with, and as provided in, Section 2.05(b) as a condition to Lender's consent to any requested release.

         (f) Borrower shall pay to Lender any and all of Lender's costs and expenses incurred with respect to any request for a release whether or not Lender consents to such release. Such costs and expenses may include, without limitation, all escrow, closing and recording costs including, but not limited to, the cost of preparing and delivering any reconveyance documentation and modification of the Loan Documents, including legal fees and costs, the cost of any title insurance endorsements that Lender may require, any expenses incurred by the Lender in connection with the partial release, the acceptance of any substitute property and any sums then due and payable under the Loan Documents.

         (g) the Mortgages of record for the Collateral Properties shall equal the amount of the remaining Loans including any payments or re-borrowings of principal by Borrower as of the date of the Release.

         (h) Such other terms and conditions, and execution of such other documents, as Lender shall reasonably require.

         Section 2.15. RIGHT OF FIRST OFFER. Borrower acknowledges that as an inducement to make the Loan, Lender shall have the right of first offer to provide directly (or arrange with a third party lender to provide) to Borrower any replacement financing with respect to any or all of the Collateral Properties (the "REPLACEMENT LOAN"). With respect to such right of first offer, if Borrower seeks any replacement financing with respect to any or all of the Collateral Properties, Borrower shall so notify Lender in writing (the "REPLACEMENT LOAN NOTICE"), which Replacement Loan Notice shall be accompanied by the material terms and conditions of the financing sought by Borrower. Borrower covenants and agrees that the terms and conditions set forth in the Replacement Loan Notice shall be on the then generally available and current market terms and conditions for loans being made by institutional lenders to borrowers similar to the

Borrower and secured by properties similar to the Collateral Property which is the subject of the Replacement Loan Notice. If Lender advises Borrower within twenty (20) days of receipt of the Replacement Loan Notice, that Lender preliminarily believes it can provide the financing sought by Borrower, then Borrower agrees to commence a customary loan application process with Lender, and to exclusively pursue same with Lender. If Lender advises Borrower that it cannot provide the financing sought by Borrower, Borrower shall have the right to apply to a third party lender of Borrower's choice for such financing. If Borrower is prepared to make a loan application, or accept a loan commitment from a third party lender, Borrower shall promptly notify Lender of the terms and conditions Borrower is intending to accept from such third party lender.

                    ARTICLE 3. REPRESENTATIONS AND WARRANTIES

         In order to induce the Lender to enter into this Agreement and to extend the financial accommodations hereunder, each of the Loan Parties hereby represents and warrants to the Lender that:

         Section 3.01. ORGANIZATION AND POWERS; REIT STATUS. COPT is a real estate investment trust duly organized and validly existing and in good standing under the laws of the State of Maryland. The Borrower is a limited partnership duly organized and validly existing and in good standing under the laws of the State of Delaware. The Borrower is duly qualified to do business as a foreign corporation or entity and is in good standing in each jurisdiction (other than the state of its respective incorporation or organization) in which the conduct of its respective business or the ownership or operation of its respective properties or assets makes such qualification necessary, except where the failure to so qualify would not have a Material Adverse Effect. Each Loan Party has full power and authority to own its respective properties and assets and carry on its respective business as now conducted. COPT has not taken any action that would prevent it from maintaining its qualification as a REIT.

         Section 3.02. POWER AND AUTHORIZATION. (a) Each Loan Party has full power, right and legal authority to execute, deliver and perform its respective obligations under this Agreement, the Note and such of the other Related Documents, to which it is a party. Each Loan Party has taken all actions necessary to authorize the execution and delivery of, and the performance of its obligations under such documents and to make borrowings by the Borrower under this Agreement, as the case may be. This Agreement, the Note and such of the other Related Documents to which it is a party, constitute legal, valid and binding obligations of the Borrower and the other Loan Parties enforceable against each of them in accordance with their respective terms subject to the effect of any applicable bankruptcy, insolvency, reorganization or moratorium or similar laws affecting the rights of creditors generally. No consent of any person, and no consent, license, approval or authorization, or registration or declaration with, any Governmental Authority, which has not been obtained, taken or made (other than the financing statements and filings required to be filed pursuant to this Agreement and the Related Documents, which have been delivered to the Lender for filing on the Closing Date and on the date of the closing of each Loan, as the case may be), is required in connection with the execution, delivery or performance by each Loan Party of this Agreement, the Note or the other Related Documents to which it is a party, or the making of borrowings by any Loan Party under this Agreement.

         Section 3.03. PERMITS; COMPLIANCE WITH LAWS. (A) The Borrower or such other applicable Loan Party has all permits, licenses and governmental franchises and other authorizations from all Governmental Authorities (collectively, the "PERMITS") that are necessary to own and operate its business as presently being conducted and as contemplated to be conducted immediately after the Closing Date and the date of the closing of each Loan. All such Permits are valid and subsisting and in full force and effect. (B) Each Loan Party is in compliance with the terms of such Permits and all statutes, laws, ordinances, governmental rules or regulations (including Environmental Laws) and all judgments, orders or decrees (federal, state, local or foreign) to which it is subject, except for violations of which would not have a Material Adverse Effect.

         Section 3.04. NO LEGAL BAR. The execution, delivery and performance by the Borrower and any other Loan Party of this Agreement, the Note and such of the other Related Documents to which it is a party, and the making of borrowings hereunder by any such Loan Party, do not and will not (i) violate or contravene any provisions of any existing law, statute, rule, regulation or ordinance or charter document, (ii) violate or contravene any provision of any order or decree of any court or Governmental Authority to which the Borrower or any Loan Party or any of its properties or assets are subject, (iii) violate or contravene any provision of any mortgage, indenture, security agreement, contract, undertaking or other agreement or instrument to which the Borrower is a party or which purports to be binding upon either of it or any of its properties or assets, except for violations or contravention of which would not have a Material Adverse Effect, or (iv) result in the creation or imposition of any Lien on any of the properties of the Borrower or any Loan Party (other than as created pursuant to the Loan Documents) pursuant to the provisions of any mortgage, indenture, security agreement, contract, undertaking or other agreement or instrument.

         Section 3.05. LITIGATION. There are no judgments or any litigation or administrative proceedings of or before any court or Governmental Authority now pending, nor, to the knowledge of the Borrower, are any such litigation or proceedings now threatened, against the Borrower or any of its properties, involving an individual claim in excess of $200,000 or claims in the aggregate in excess of $300,000, except as disclosed in SCHEDULE 3.05, nor, to the knowledge of the Borrower, is there a valid basis for the initiation of any such litigation or proceeding, including those set forth in SCHEDULE 3.05.

         Section 3.06. SOLVENCY. Immediately after giving effect to each of the financing transactions contemplated hereby on and after each Borrowing Date, the Borrower and, if applicable, any Collateral Property Subsidiary, is solvent. For purposes of this Section 3.06, the term "solvent" means that, at the time of said determination, (i) the fair value of such Person's assets exceeds the aggregate sum of its liabilities (including, without limitation, contingent liabilities), (ii) such Person is able to pay its debts as they mature, (iii) the property owned by such Person has a value in excess of the total aggregate sum required to pay its debts, and (iv) such Person has capital sufficient to carry on its business.

         Section 3.07. THE COLLATERAL. The chief places of business and chief executive offices of the Borrower, and the offices where the Borrower keeps its respective books and records concerning any of the Collateral are located at the addresses specified in the Collateral Documents. The Borrower, or if applicable, a Collateral Property Subsidiary, owns the Collateral in which it has granted a security interest and Lien in favor of the Lender pursuant to the Loan Documents, free and clear of any Lien, security interest charge or encumbrance, except as otherwise expressly permitted by Section 6.02 hereof or the Related Documents or as otherwise disclosed in SCHEDULE 3.07 hereto. All financing statements and filings required to be filed, and all related required fees and taxes, have been delivered to the Lender for filing and recording, and all other steps required to be taken have been taken, so that upon proper filing and recording in the proper offices Lender shall have, a valid, perfected, first priority continuing and enforceable security interest in and Lien on the Collateral and such security interest and Lien ranks prior to any other security interest in or Lien upon the Collateral.

         Section 3.08. CAPITALIZATION. The authorized capital stock or partnership interest, as the case may be, of the Borrower is validly issued, fully paid and nonassessable.

         Section 3.09. NO DEFAULT. The Borrower is not in default in any respect in the payment or performance (i) of any of its respective material obligations for the payment of money, or (ii) under any material franchise, license or leasehold interest and no default has occurred and is continuing.

         Section 3.10. NO SECONDARY LIABILITIES. There are no outstanding contracts of guaranty or suretyship made by the Borrower, nor is the Borrower subject to any other material contingent liability or obligation required to be shown on the financial statements of the Borrower, except (a) as shown on such financial statements referred to in Section 3.12 hereof, and (b) the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business. To the knowledge of the Borrower, the Borrower is not a party to any materially burdensome contract or agreement, or subject to any charter or other corporate restriction adversely affecting in any material manner its respective management, business, assets, properties, assets, operations, prospects or condition (financial or other).

         Section 3.11. TAXES. The Borrower has timely filed, or caused to be filed, all federal, state, local and foreign tax returns that are required to be filed by it and has paid, or caused to be paid, all taxes, assessments, interest and penalties thereon, on or before the due dates thereof, unless such tax, assessment, charge, levy, claim is actively being contested in good faith by appropriate proceedings and there has been set aside on the books of such Person adequate reserves in accordance with GAAP applied with respect thereto. There are no material claims pending or, to the knowledge of the Borrower, proposed or threatened against the Borrower for past federal, state or local taxes, except those, if any, as to which proper reserves, determined in accordance with GAAP, are reflected in the most recent financial statements. All such tax reports or returns fairly reflect the taxes of the Borrower for the periods covered thereby. No Internal Revenue Service or other tax audit of the Borrower has occurred, is pending or, to the knowledge of the Borrower, threatened, and the results of any completed audits are properly reflected in the financial statements.

         Section 3.12. FINANCIAL STATEMENTS AND CONDITION. The unaudited consolidated financial statements of the Borrower and COPT as of September 30, 1999 prepared by management, true, complete and accurate copies of each of which were delivered to the Lender on or before the Closing Date, (i) present fairly the financial position of the Borrower and COPT, as applicable, on a consolidated basis as of the dates of said statements, and the results of operations of the Borrower for the periods covered by said statements of earnings are in accordance with GAAP, except, in each case, as disclosed therein, (ii) have been prepared in conformity in all material respects with GAAP, and (iii) disclose all liabilities, direct and contingent, required to be shown in accordance with such principles. As of September 30, 1999, there were no material obligations or liabilities, direct or indirect, fixed or contingent, which are not reflected in such financial statements and that are required to be so reflected thereon under GAAP. No Material Adverse Change has occurred since September 30, 1999.

         Section 3.13. ERISA; LABOR RELATIONS (A) No Reportable Event has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan, and each Plan has complied in all material respects with the applicable provisions of ERISA and the Code. The present value of all accrued benefits under each Plan maintained by the Borrower, any Loan Party or any ERISA Affiliate (based on those assumptions used to fund the Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits. There are no multiemployer plans. Neither the Borrower nor any Loan Party or any of its ERISA Affiliates has had a complete or partial withdrawal from any multiemployer plan. The present value (determined using actuarial and other assumptions which are reasonable in respect of the benefits provided and the employees participating) of the liability of the Borrower, any Loan Party and each ERISA Affiliate for post retirement benefits to be provided to their current and former employees under Plans which are welfare benefit plans (as defined in Section 3(1) of ERISA) does not, in the aggregate, exceed the assets under all such Plans allocable to such benefits. (B) Neither the Borrower nor any Loan Party is a party to any collective bargaining agreement. There are no lockouts, strikes, labor disputes or other material controversies pending between the Borrower, any Loan Party and any of its employees, which in the aggregate, might have a Material Adverse Effect.

         Section 3.14. ENVIRONMENTAL MATTERS. Except as disclosed in SCHEDULE
3.14 hereto, the Borrower, and any Collateral Property Subsidiary, as applicable, and each respective parcel of real property owned or leased by it are in material compliance with all Environmental Laws and Requirements of Environmental Law; there are no conditions existing currently or, to the knowledge of the Borrower or any Collateral Property Subsidiary, likely to exist that would subject the Borrower or any Collateral Property Subsidiary to damages, penalties, injunctive relief or cleanup costs in an aggregate amount exceeding $200,000 under any Environmental

Matters or assertions thereof, or which require or are likely to require cleanup, removal, remedial action or other response pursuant to Environmental Laws by the Borrower; neither the Borrower nor any Collateral Property Subsidiary is a party to any Environmental Claim or litigation or administrative proceedings involving an individual claim in excess of $200,000 or claims in the aggregate in excess of $300,000, nor so far as is known by the Borrower or any Collateral Property Subsidiary, is any such litigation or administrative proceeding threatened against the Borrower or any Collateral Property Subsidiary, which asserts or alleges that the Borrower or any Collateral Property Subsidiary has violated or is violating Environmental Laws or Environmental Permits in any material respect or that the Borrower or any Collateral Property Subsidiary is required to clean up, remove or take remedial or other responsive action due to the disposal, depositing, storage, discharge, leaking or other release of any hazardous substances or materials; neither the Borrower nor any Collateral Property Subsidiary nor any respective parcel of real property owned or leased by it are subject to any Environmental Claim or judgment, decree, order or citation related to or arising out of Environmental Matters involving an individual claim in excess of $200,000 or claims in the aggregate in excess of $300,000 and the Borrower and any Collateral Property Subsidiary has not been named or listed as a potentially responsible party by any Governmental Authority in a matter arising under any Environmental Matters involving an individual claim in excess of $200,000 or claims in the aggregate in excess of $300,000; the Borrower and/or any Collateral Property Subsidiary, as applicable, has obtained all Environmental Permits from governmental authorities required under Environmental Laws relative to each parcel of real property owned or leased by it; the Borrower and/or any Collateral Property Subsidiary, as applicable, is in compliance in any material respect with all terms and conditions of Environmental Permits, and is also in compliance in all material respects with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any federal, state or local law or any regulations, code, plan, order, decree or judgment relating to public health and safety, worker health and safety and pollution or protection of the environment or any notice or demand letter issued, entered, promulgated or approved thereunder, except where the failure to so comply would not have a Material Adverse Effect; the Borrower and/or any Collateral Property Subsidiary, as applicable, has not received notice (whether written or oral), specifying that certain facts, events or conditions, interfere with or prevent continued compliance with, or give rise to any liability involving an individual claim in excess of $200,000 or claims in the aggregate in excess of $300,000 under any law, common law or regulation, related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling, or the emission, discharge, release or threatened release into the environment, of any pollutant, contaminant, or hazardous or toxic material or Waste; and there are not now, nor to the knowledge of the Borrower have there ever been, materials stored, spilled, deposited, treated, recycled or disposed of on, under or at any parcel of real property owned or leased by the Borrower and/or any Collateral Property Subsidiary, as applicable, or stored, spilled, deposited, treated, recycled or disposed of at the direction of the Borrower and/or any Collateral Property Subsidiary, as applicable, present in soils or ground water, that would require cleanup, removal or some other remedial action under Environmental Laws.

         Section 3.15. CORRECT INFORMATION. The information, exhibits and reports furnished in writing by, or on behalf of, the Borrower and any other Loan Party to the Lender in connection with the negotiation and preparation of this Agreement and the other Loan Documents are true and correct and do not contain any omissions or misstatements of fact that would make the statements contained therein misleading or incomplete in any material respect, which omissions or misstatements could have, individually or in the aggregate, a Material Adverse Effect. There is no fact now known to the Borrower or COPT that has not been disclosed to the Lender that materially adversely affects the management, business, assets, properties, operations or condition (financial or other) of the Borrower and/or COPT.

         Section 3.16. INVESTMENT COMPANY ACT. The Borrower is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or subject to any other statute that regulates the incurring of indebtedness for borrowed money.

         Section 3.17. MARGIN REGULATIONS. The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying "margin stock" or "margin securities" (within the meaning of Regulation U), none of the Obligations or liabilities of the Borrower are secured, directly or indirectly, by "margin stock" or "margin securities", and no part of the proceeds of any extension of credit hereunder will be used for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any margin stock" or "margin securities", or in a manner which would breach of contravene any of Regulations G, T, U, or X.

         Section 3.18. LEASES. Complete and correct copies of all Leases under which Borrower or any Collateral Property Subsidiary is lessor have been delivered to Lender and are the only leases of real property under which Borrower or such Collateral Property Subsidiary is a lessor. Each Lease and lease is valid and subsisting and is not in default in any material respect, nor has the Borrower or any Collateral Property Subsidiary received any written notice of its default under the Leases and leases.

         Section 3.19. INSURANCE. SCHEDULE 3.19 hereto sets forth a summary of all insurance policies maintained by the Borrower or the Collateral Property Subsidiary, as applicable, as of the date of closing of each Loan. In addition to the requirements set forth in the Collateral Documents, the insurance maintained by the Borrower or the Collateral Property Subsidiary, as applicable, is in amounts and of a nature as is customarily maintained by Persons conducting operations similar to that of the Borrower or such Collateral Property Subsidiary, and is with insurance carriers who are rated by A. M. Best Company's Rating Service as "A" or better or are otherwise satisfactory to the Lender.

         Section 3.20. BROKERS. The Borrower represents that it has not engaged or authorized any broker, finder or similar agent who would be entitled to a commission or other fee in respect of this Agreement.

                         ARTICLE 4. CONDITIONS PRECEDENT

         Section 4.01. CONDITIONS PRECEDENT TO EFFECTIVENESS. The obligations of the Lender to execute and deliver this Agreement and proceed to the Closing Date are subject to the fulfillment of the following conditions precedent. The Lender shall have received on or before the Closing Date each of the following documents and instruments, each dated such date, in form and substance satisfactory to the Lender and its counsel:

         (a) The Note, executed and delivered on behalf of Borrower by each of the general partners of Borrower.

         (b) a certificate of the Secretary of COPT or other appropriate authorized Persons, dated as of the Closing Date, certifying (i) that attached thereto are true and complete copies of the resolutions of the Board of Directors or authorized persons of COPT, the general partner of Borrower authorizing the execution, delivery and performance by the Borrower of this Agreement, the borrowings hereunder by the Borrower and the execution, delivery and performance by the Borrower of the Note and such of the Related Documents to which it is a party, (ii) that said resolutions are all the resolutions adopted by the Board of Directors or authorized persons of the Borrower in connection with the transactions contemplated thereby and are in full force and effect without modification as of such date, and (iii) as to the incumbency and signatures of each of its trust managers or other appropriate authorized Persons executing this Agreement, the Note and such of the Related Documents to which it is a party;

         (c) (i) copies of the applicable charter documents of the Borrower, certified as of a recent date by the Secretary of State of the State of its formation and organization; (ii) certificates of said Secretary of State as to the due organization, existence and good standing of the Borrower, as of a recent date; (iii) certificates of good standing of the Secretary of State of each jurisdiction in which the Borrower is qualified to do business; and (iv) a certificate of the Secretary, trust manager or other appropriate authorized Person of the Borrower dated the Closing Date, certifying (A) that attached thereto are true, correct and complete copies of the applicable charter documents as is in effect on the date of such certification, and (B) that such charter documents have not been amended since the date of the last amendment thereto indicated in the certificate of the Secretary of State furnished pursuant to clause (i) above;

         (d) (i) copies of the applicable charter documents of COPT, certified as of a recent date by the Secretary, trust manager or other appropriate authorized Person of COPT; (ii) certificates of good standing of the Secretary of State of each jurisdiction in which COPT is qualified to do business; and
(iii) a certificate of the Secretary, trust manager or other appropriate authorized Person of COPT dated the Closing Date, certifying (A) that attached thereto are true, correct and complete copies of the applicable charter documents as is in effect on the date of such certification, and (B) that such charter documents have not been amended since the date of the last amendment thereto indicated in the certificate of the Secretary of State furnished pursuant to clause (i) above;

         (e) the applicable Related Documents are duly executed by all the parties thereto (other than the Lender);

         (f) the Borrower shall have delivered to the Lender at least ten (10) Business Days prior to the Closing Date all appropriate Uniform Commercial Code, tax lien, judgment and bankruptcy searches, dated as of a date that is within a recent date of the Closing Date;

         (g) evidence that all actions necessary or, in the opinion of the Lender and its counsel, desirable, to create and perfect the security interests and other Liens granted under the Loan Documents, have been duly taken, that there are no security interests as senior to the security interests granted in favor of the Lender with respect to any of the Acquisition Properties and/or Collateral Properties, and the security interests granted to Lender at the time of the creation or perfection of any such security interest or Lien has not been reduced or diminished in any manner;

         (h) an opinion of John Harris Gurley, Esq.,counsel to the Borrower, substantially in the form of EXHIBIT M hereto;

         (i) such resolutions, consents, approvals or acknowledgments with respect to such of the transactions hereunder as may be necessary or as the Lender or its counsel may deem appropriate;

         (j) the Borrower shall have delivered to the Lender at least fifteen
(15) Business Days prior to the Closing Date the financial statements set forth in Section 3.12 hereof;

         (k) a certificate showing that, at the time of the Closing Date and after giving effect to the initial funding hereunder and the consummation of all other transactions contemplated by this Agreement and the Loan Documents, (i) the representations and warranties contained in this Agreement and in the other Related Documents shall be true and correct on and as of such date and no representation made or information supplied to the Lender shall have proven to be inaccurate or misleading in any material respect; and (ii) no Event of Default or Default shall have occurred; and the Lender shall have received a certificate of the Borrower signed on its behalf by its president or chief financial officer that (A) no Material Adverse Change has occurred since September 30, 1999; (B) no material litigation or administrative proceeding of or before any court or governmental body or agency is pending or threatened against the Borrower or any of its properties except as set forth on Schedule
4.01 hereto; and (C) the Borrower is in compliance with all pertinent federal, state and local laws, rules and regulations, including, without limitation, those with respect to ERISA, OSHA and all Environmental Laws, except where the violation of which would not have a Material Adverse Effect;

         (l) evidence that, as of the Closing Date, the Borrower has paid all past and current premiums due and payable on its existing insurance policies, and has delivered to the Lender at least ten (10) Business Days prior to the Closing Date all loss payee/additional insured endorsements, duly executed, required under Section 5.02 hereof or the Collateral Documents to be delivered on or before the Closing Date;

         (m) payment in full of all amounts then due and payable under the terms of this Agreement, including, without limitation, (i) all of the fees payable to the Lender pursuant to this Agreement, and (ii) all of the Lender's out-of-pocket expenses (including, without limitation, the reasonable fees and disbursements of the Lender's counsel, subject to the overall limitations contained in Section 9.04(a) hereof); and

         (n) such other and further documents as the Lender and its counsel may have reasonably requested and all legal matters incident to this Agreement, the transactions contemplated hereby and the Loans shall be reasonably satisfactory to the Lender and its counsel.

         Section 4.02. CONDITIONS PRECEDENT TO INITIAL AND SUBSEQUENT FUNDINGS. The obligation of the Lender to make any Loan (including any Loans to be made on the Closing Date) shall be subject to the fulfillment of the following conditions precedent at least fifteen (15) Business Days (unless otherwise noted below) prior to the relevant Borrowing Date:

         (a) the intended use of the funds advanced pursuant to any Loan shall be a Permitted Use of Funds, and Lender shall have received a breakdown of the application of all funds theretofore advanced hereunder, including fees and expenses, which shall be satisfactory to Lender in its sole and absolute discretion.

         (b) the Lender shall have received notice by the Borrower and a Notice of Borrowing required by Section 2.02 hereof no later than 3:00 p.m. on the third (3rd) Business Day prior to the proposed Borrowing Date and Lender shall have, in its sole and absolute discretion, approved the Loan requested in the Notice of Borrowing, and the intended use of funds indicated therein;

         (c)(i) the representations and warranties set forth in Article 3 hereof and in the other Related Documents shall be true and correct on and as of such Borrowing Date as though made on and as of such date and no representation made or information supplied to the Lender shall have proven to be inaccurate or misleading in any material respect; (ii) Each of the Loan Parties, including any Collateral Property Subsidiary shall then be in compliance with all the terms and provisions of this Agreement, the Note and the other Related Documents to which it is a party, including, without limitation, the requirement that the proposed Acquisition Properties satisfy the Financial Covenants and other criteria set forth herein and in the Loan Documents; (iii) no Event of Default or Default shall have occurred and be continuing; (iv) no Material Adverse Change shall have occurred since September 30, 1999; (v) the income and expenses of the Collateral Properties, the Leases, the occupancy of the Collateral Properties and all other features of the transaction, including the financial condition of the Loan Parties, any of its subsidiaries, as represented to the Lender in any loan application or in any other documents and communications presented to the Lender in order to induce the Lender to make the Loans shall not have materially adversely changed; (vi) no material litigation or administrative proceeding of or before any court or governmental body or agency is pending or threatened against the Borrower or any Loan Party or any of its properties; (vii) the Borrower and any other Loan Party, as applicable, is in compliance with all pertinent federal, state and local laws, rules and regulations, including, without limitation, those with respect to ERISA, OSHA and all Environmental Laws, except where the violation of which would not have a Material Adverse Effect; (viii) none of the Collateral Properties shall have suffered material damage, which has not been repaired to the Lender's satisfaction; (ix) none of the Collateral Properties shall have been taken in condemnation or other similar proceeding, nor shall any such proceeding be pending; (x) there shall have been no material structural change in the physical condition of any portion of the Collateral Properties; (xi) to the best of Borrower's knowledge, no notices of violations of any municipal ordinances shall have been filed against the Collateral Properties by any municipal department; (xii) none of the Borrower, its Subsidiaries, any Collateral Property Subsidiary, any tenant under any Lease deemed by the Lender to be material to the Lender's security nor any guarantor of any such Lease shall be the subject of any bankruptcy, reorganization, insolvency or similar proceeding; and (xiii) the Lender shall have received a certificate of the Borrower and/or any Loan Party, signed on its behalf by its president or its chief financial officer to such effect;

         (d) the Lender shall have received, at the Borrower's, or any Collateral Property Subsidiary's, as applicable, expense and in form and substance satisfactory to the Lender, (i) detailed historical operating statements (for a minimum of a trailing 12-month period) of each Collateral Property; (ii) the Borrower's or any Collateral Property Subsidiary's cash flow projections, as applicable, relating to each Collateral Property; (iii) all applicable detailed rent rolls relating to each Collateral Property; (iv) true, accurate and complete copies of the Borrower's books and records relating to each Collateral Property and all material contracts, including, but not limited to, all Leases and abstracts; and (v) the Borrower's or any Collateral Property Subsidiary's complete underwriting analysis , as applicable, relating to each Collateral Property.

         (e) the Lender shall have received, at the Borrower's or any Collateral Property Subsidiary's expense, as applicable, a written analysis and environmental report (each an "ENVIRONMENTAL REPORT") with respect to the following environmental conditions relating to each Collateral Property, which shall be in form and substance satisfactory to the Lender and prepared no earlier than six (6) months prior to the respective Borrowing Date by independent qualified environmental professionals satisfactory to the Lender, which analysis shall include, without limitation, (i) a Phase I environmental site assessment assessing the presence of environmental contaminants and asbestos, PCBs or storage tanks at such Collateral Properties conducted in accordance with ASTM Standard E 1527-93, or any successor thereto published by ASTM, and (ii) such further site assessments as the Lender may require due to the results obtained in clause (i) above; the Borrower shall have obtained permission for such environmental professional to enter upon the Collateral Properties for purposes of conducting such environmental assessment; such Environmental Report shall meet the Lender's requirements, shall be certified to the Lender and its successors and assigns, and the Lender and its successors and assigns shall be entitled to rely on such environmental assessment and such Environmental Report; no environmental condition at any Collateral Property shall have been discovered which is unacceptable to the Lender;

         (f) the Lender shall have received an engineer's building condition report in form and substance satisfactory to the Lender, prepared no earlier than six (6) months prior to the respective Borrowing Date by an independent qualified consulting engineer satisfactory to the Lender, and any additional or supplemental reports that may be required by the Lender (collectively, the "BUILDING CONDITION REPORT"), which reports shall (i) evaluate the physical condition of the Collateral Properties, identifying conditions requiring immediate or near term attention and estimate the approximate cost of remediation, and (ii) include, without limitation, information regarding compliance with the Americans with Disabilities Act; the Lender shall not have received any unsatisfactory engineer's report or site inspection conducted by the Lender or any engineering firm retained by the Lender; such Building Condition Report shall meet the Lender's requirements, shall be certified to the Lender and its successors and assigns, and the Lender and its successors and assigns shall be entitled to rely on such Building Condition Report. If the Building Condition Report shall recommend modifications to such Collateral Properties which shall be equal to or greater than one dollar ($1.00) per square foot per Collateral Property (collectively the "Modifications"), Lender shall have the right to require Borrower to establish Reserves for such Modifications.

         (g) the Lender shall have received, in form and substance satisfactory to the Lender, true, correct and complete copies (including any and all amendments or modifications thereto) of (i) all of the Operational Documents, and (ii) all third party reports requested by the Lender relating to each Collateral Property, prepared by qualified firms approved by the Lender;

         (h) the Lender shall have received all fees payable pursuant to this Agreement, including, without limitation, (i) all of the fees payable to the Lender pursuant to this Agreement, and (ii) all of the Lender's out-of-pocket expenses (including, without limitation, the reasonable fees and disbursements of the Lender's counsel);

         (i) the Lender shall receive a favorable legal opinion of the Borrower's and the Collateral Property Subsidiary's counsel, in form and substance satisfactory to the Lender and its counsel in their sole discretion, as to the due execution, authorization and enforceability of the Loan Documents and as to such other matters, including due perfection of the Lender's security interests and liens on the Collateral as the Lender may reasonably request, and the Lender shall have received the favorable opinion of the Lender's local counsel, if necessary, as to such matters as the Lender may reasonably require;

         (j) the Lender shall have received all appropriate Uniform Commercial Code, tax lien, judgment and bankruptcy searches, dated as of a date that is within a recent date of the date of the closing of such Loan;

         (k) the Lender shall have received evidence that all actions necessary or, in the opinion of the Lender and its counsel, desirable, to create and perfect the security interests and other Liens granted under the Loan Documents, have been duly taken, that there are no security interests as senior to the security interests granted in favor of the Lender, and the security interests granted to Lender at the time of the creation or perfection of any such security interest or Lien has not been reduced or diminished in any manner;

         (l) Lender shall have received an ALTA extended coverage mortgagee form of title insurance policy, with a deletion of the creditor's rights exception and otherwise conforming to the Lender's title insurance requirements set forth in Section 4.02(l) hereto, together with such reinsurance as the Lender may require from title insurance companies acceptable to the Lender insuring the first mortgage Liens on the properties, subject only to matters acceptable to the Lender, in respect of each parcel covered by each Mortgage or Deed of Trust. Each such policy shall (i) be in the amount of the Mortgage or Deed of Trust being insured thereunder, (ii) be issued at ordinary rates; (iii) insure that the Mortgage or Deed of Trust insured thereby creates a valid first Lien on such parcel free and clear of all defects and encumbrances, except such as may be approved by Lender; (iv) be in the form of ALTA Loan Policy-1992, or such other form as shall be acceptable to Lender; (vi) contain such endorsements and affirmative coverage as Lender may request, including, but not limited to, any endorsements necessary to evidence that Lender is insured in an amount equal to the amount of the Loans then outstanding after giving effect to any payments or re-borrowing of principal by Borrower and/or such Collateral Property Subsidiary as of the date of the issuance of such title insurance to the extent same are available; (vii) be issued by title companies satisfactory to Lender (including such title companies acting as co-insurers or reinsurers, at the option of Lender); and (viii) otherwise conform hereto. Lender shall have received evidence satisfactory to it that all premiums in respect of such policy, and all charges for endorsements and mortgage recording tax, if any, have been paid in full.

         (m) the Lender shall have received a survey of the Collateral Properties being acquired and/or pledged and mortgaged to the Lender in connection with the requested Loan dated or re-dated to within 60 days of the closing of such Loan which (i) was prepared by a surveyor registered or licensed in the jurisdiction in which such property is located, containing the legal metes and bounds description of the property and a certification from the surveyor to the Lender and the title insurance company in form and substance reasonably satisfactory to the Lender, (ii) substantially conforms to the Lender's survey requirements set forth in SCHEDULE 4.02(M) hereto, and (iii) is otherwise in form and substance reasonably satisfactory to the Lender;

         (n) the Lender shall have received a duly executed Estoppel Certificate and Subordination Agreement from tenants under Leases comprising, in the aggregate, 80% of the rentable square footage in the Collateral Properties including, in all events from those tenants with Leases covering a minimum of 10,000 square feet or 10% of the rentable square footage (a "Major Tenant") in the Collateral Property, completed in a manner acceptable to Lender in its sole discretion; PROVIDED, HOWEVER, that to the extent that Estoppel Certificates are not delivered for certain tenants, other than a Major Tenant, the Lender may, in its sole discretion, accept an Estoppel Certificate from the Borrower with respect to such tenant's occupancy at the Collateral Properties certified by such Borrower as being true, correct and complete;

         (o) the Lender shall have received evidence, in form and substance satisfactory to the Lender that (i) the Collateral Properties are served by all utilities required for the current or contemplated use thereof, (ii) all utility service is provided by public utilities and the Collateral

Properties have accepted or is equipped to accept such utility service, (iii) all public roads and streets necessary for service of and access to the Collateral Properties for the current or contemplated use thereof have been completed, are serviceable and all-weather and are physically and legally open for use by the public, and (iv) the Collateral Properties are served by public water and sewer systems;

         (p) the Lender shall have received such consents, approvals or acknowledgments with respect to such of the transactions hereunder as may be necessary or as the Lender or its counsel may deem appropriate;

         (q) evidence that, as of the date of the closing of such Loan, the Borrower and any Collateral Property Subsidiary has paid all past and current premiums due and payable on its existing insurance policies, and has delivered to the Lender all loss payee/additional insured endorsements, duly executed, required under Section 5.02 hereof or the Collateral Documents to be delivered on or before such date of closing;

         (r) evidence that the Borrower and/or the Collateral Property Subsidiary has satisfied all of the conditions precedent set forth in the Collateral Documents; and

         (s) the Lender shall have received such other and further documents, certificates, reports and other information with respect to the Borrower, the Collateral Property Subsidiary or any other Loan Party or relating to the transactions contemplated by this Agreement as Lender may reasonably request, all of which shall be satisfactory in form and substance to Lender.

         (t) after giving effect to such Loan and the application of proceeds therefrom, no Default or Event of Default shall have occurred and be continuing on and as of the date such Loan is made.

         (u) Lender shall have received payment of all fees and expenses then due to Lender and its counsel;

         (v) Lender shall have received a favorable legal opinion of Borrower's and the applicable Collateral Property Subsidiary's counsel as to the due execution, authorization and enforceability of any proposed Collateral Property and, in connection therewith, such matters as Lender may reasonably require;

         (w) Borrower or such Collateral Property Subsidiary, as applicable, shall have paid all mortgage recording taxes payable (if any) in each jurisdiction in which any Collateral Property is located. Without limiting the generality of the foregoing, and notwithstanding anything to the contrary contained in any Loan Document, Borrower or such Collateral Property Subsidiary, as applicable , acknowledges and agrees that, to the extent there is a payment of principal of the Loans which results in the aggregate outstanding principal amount of the Loans being less than the aggregate maximum principal amount of the Loans secured by any Mortgage(s) (whether or not such aggregate outstanding principal amount of the Loans was originally less than the aggregate maximum principal amount of the Loans secured by such Mortgage(s) prior to such payment), then (A) Borrower or such Collateral Property Subsidiary, as applicable ,shall pay any and all additional mortgage recording taxes in connection with any future Borrowing pursuant to this Agreement so that the Mortgages or Deeds of Trust in existence at or prior to such Borrowing will secure, in accordance with applicable law, the amount of such Borrowing up to the aggregate maximum original principal amount secured by such Mortgages or Deeds of Trust, and (B) if and to the extent that Lender determines in good faith that any such additional mortgage recording taxes are so due and payable in connection with any such future Borrowing and unless Borrower or such Collateral Property Subsidiary, as applicable ,shall have presented to Lender evidence, satisfactory to Lender, that any such additional mortgage recording taxes are not so due and payable, Borrower or such Collateral Property Subsidiary, as applicable, shall pay such additional mortgage recording taxes to the appropriate governmental taxing authorities;

         (x) Lender shall have received evidence that the Mortgages or Deeds of Trust of record shall secure the full amounts of the Loans then outstanding, after giving effect to any payments or re-borrowings of principal by Borrower;

         (y) Lender shall be granted a valid first mortgage lien on each Collateral Property subject only to such liens as are acceptable to Lender. The Lien shall be in the amount of the Commitment, unless the Collateral Property is located in any jurisdiction in which the mortgage recording tax or other cost of recording a mortgage or deed of trust is not de minimus, in which event the Lien shall be in an amount equal to one hundred twenty five percent (125%) of the fair market value of such Collateral Property, which amount shall be determined by Lender in its sole but reasonable discretion using Lender's then applicable underwriting standards and criteria;

         (z) Each Collateral Property Subsidiary shall have executed and delivered to Lender (i) a Guaranty in favor of Lender in form and substance satisfactory to Lender; (ii) an allonge to the Note in the amount of the Borrowing with respect to each Borrowing; (iii) counterparts of all Loan Documents executed by Borrower in connection with each Borrowing; (iv) and shall otherwise comply with each of the requirements in this Section 4.02 and this Agreement;

         (aa) the Lender shall receive a favorable legal opinion of Borrower's counsel, who shall be licensed to practice in the State of New York and shall otherwise be reasonably acceptable to Lender, in form and substance reasonably satisfactory to the Lender and its counsel in their sole discretion, as to the enforceability of this Agreement under New York law and such other matters as the Lender may reasonably require, prior to the initial funding hereunder; and

         (bb) Lender agrees that it shall reasonably consider such modifications to any and all exhibits to this Agreement as Borrower shall request prior to the initial funding hereunder.

                        ARTICLE 5. AFFIRMATIVE COVENANTS

         Each of the Loan Parties hereby covenants and agrees that, from and after the date of execution of this Agreement and so long as any amount may be borrowed hereunder or is otherwise due to the Lender under this Agreement or any Loan Document is not indefeasibly repaid in full, such Loan Party shall comply and shall cause each of their respective Subsidiaries to comply with each of the following covenants:

         Section 5.01. MAINTENANCE OF EXISTENCE, PROPERTIES AND REIT STATUS. (a) Each of the Loan Parties shall do or cause to be done all things necessary to preserve and keep in full force and effect its existence and continue to conduct its business substantially as now and proposed to be conducted. Each of the Loan Parties shall (i) do or cause to be done all things necessary to preserve and keep in full force and effect all of its other rights and franchises, and comply with all laws applicable to it, except for violations thereof which would not have a Material Adverse Effect; (ii) at all times, maintain, preserve and protect all material franchises and Intellectual Property; and (iii) preserve all the remainder of its material properties and keep the same in good repair, working order and condition and from time to time make, or cause to be made, all necessary and proper repairs, renewals and replacements, betterments and improvements thereto so that the business carried on in connection therewith may be properly conducted at all times. (b) COPT shall at all times (i) conduct its affairs and the affairs of its Subsidiaries in a manner so as to maintain its status as a REIT and shall not take any action which could lead to its disqualification as a REIT; (ii) not engage in any business other than the business of acting as a REIT; and (iii) cause its common shares to be duly listed on the New York Stock Exchange and timely file all reports required to be filed by it in connection therewith.

         Section 5.02. INSURANCE. (A) The Borrower or the Collateral Property Subsidiary, as applicable, will maintain or cause to be maintained, at its own expense, the insurance required under the provisions of Paragraph 3 of the Mortgages or Deeds of Trust with respect to its Collateral Properties and business. Not later than ten (10) Business Days prior to the renewal, replacement or material modification of any policy or program required to be maintained by this Section 5.02, the Borrower shall deliver or cause to be delivered to the Lender a detailed schedule setting forth for each such policy or program: (i) the amount of such policy, (ii) the risks and amounts (with deductibles) insured against by such policy, (iii) the name of the insurer and each insured party under such policy, (iv) the policy number of such policy and
(v) a comparison of such policy with the policy so renewed, replaced or modified. The Borrower will, if so requested by the Lender, deliver to the Lender the original policy of such insurance and, as often as the Lender may reasonably request, a report of a reputable insurance broker with respect to such insurance. Further, the Borrower will, at the request of the Lender, duly execute and deliver instruments of assignment of such insurance policies to comply with the requirements of this Section 5.02 and cause the respective insurers to acknowledge notice of such assignment.

         (B) The Borrower or any Collateral Property Subsidiary, as applicable, will use all and any insurance proceeds from property damage/casualty insurance or condemnation awards it receives in accordance with the terms of Paragraph 4 of the Mortgages; PROVIDED, HOWEVER, that in the event that (i) a Default or Event of Default has occurred and is continuing, or (ii) no Default or Event of Default has occurred and is continuing and the individual or aggregate amount of any and all such insurance proceeds or condemnation awards exceeds $250,000, then the Borrower will not restore or replace such Collateral Property without the prior written consent of the Lender, and absent such consent, such insurance proceeds or condemnation awards shall forthwith be paid to the Lender and applied to the permanent reduction of the Obligations of the Borrower and any Collateral Property Subsidiary, as applicable, then outstanding, without penalty or premium but subject to Section 2.04 hereof, in such order as the Lender shall determine.

         (C) Within two (2) Business Days after the occurrence of any damage to, or loss or taking of, any Collateral Property of the Borrower in excess of $100,000, the Borrower will, provide to the Lender written notice (or telephone notice promptly confirmed in writing) thereof and a description of the property damaged, lost or taken.

         Section 5.03. PUNCTUAL PAYMENT. The Borrower shall duly and punctually pay the principal of and interest on the Note and any other amount due under this Agreement or any of the Related Documents to which it is a party, including, without limitation, the amounts payable under Section 2.09 hereof.

         Section 5.04. PAYMENT OF LIABILITIES. The Borrower will pay and discharge in the ordinary course of business, where applicable, all of its obligations and liabilities (including, without limitation, tax liabilities and other governmental charges), except where the same may be contested in good faith by appropriate proceedings, and maintain in accordance with GAAP appropriate reserves for any of the same.

         Section 5.05. COMPLIANCE WITH LAWS. The Borrower and all Loan Parties will observe and comply with all applicable material laws, statutes, rules, regulations or other requirements having the force of law, including, without limitation, all Environmental Laws.

         Section 5.06. PAYMENT OF TAXES, ETC The Borrower or any Collateral Property Subsidiary, as applicable, will pay and discharge all lawful taxes, assessments, and governmental charges or levies imposed upon it, or upon its income or profits, or upon any of the Collateral Property, before the same shall become in default or within ten (10) days thereafter, as well as all lawful claims for labor, materials, and supplies which, if unpaid, might become a Lien or charge upon such property or any part thereof within ten (10) days thereafter, as well as all lawful claims for labor, materials, and supplies which, if unpaid, might become a Lien or charge upon any Collateral Property or any part thereof within ten (10) days of such claims being due and payable; PROVIDED, HOWEVER, that no such tax, assessment, charge, levy, claim need be paid and discharged so long as the validity thereof shall be contested in good faith by appropriate proceedings and there shall have been set aside on the books of such Person adequate reserves in accordance with GAAP applied with respect thereto, but such tax, assessment, charge, levy, or claim shall be paid before the property subject thereto shall be sold to satisfy any Lien which had attached as security therefor.

         Section 5.07. FINANCIAL STATEMENTS AND OTHER INFORMATION. The Borrower shall furnish to the Lender, in form and substance acceptable to the Lender and at the Borrower's expense:

         (a) within ninety (90) days after the end of each Fiscal Year, audited consolidated balance sheets of COPT and its Subsidiaries as at the end of such Fiscal Year and the related audited consolidated statements of income and changes in financial position of COPT and its Subsidiaries for such Fiscal Year, prepared in accordance with GAAP, including consolidated financial reports with all related schedules and notes attached thereto, setting forth, in each case, in comparative form, corresponding figures from the preceding Fiscal Year, all in reasonable detail, prepared by management and audited by and with an unqualified certification of, nationally recognized independent certified public accountants satisfactory to the Lender, together with a certificate or certificates signed by the chief financial officer of COPT stating (i) whether COPT and its Subsidiaries is then or has been in violation of any covenants pertaining to this Agreement or pertaining to any other debt covenant of the Borrower or its Subsidiaries and that, to their knowledge, no event has occurred which, with the passage of time or the giving of notice or both, would constitute any such violation, and (ii) (A) setting forth, in each case, in comparative form, corresponding figures for such Fiscal Year from the annual budget, in reasonable detail, (B) calculating and stating each of the financial covenants contained in Article 7 hereof, and (C) commenting upon the financial statements to an extent reasonably satisfactory to the Lender, as requested by the Lender;

         (b) within forty-five (45) days after the end of each Fiscal Quarter, quarterly unaudited consolidated balance sheets of the Borrower and its Subsidiaries as at the end of such Fiscal Quarter and the related unaudited consolidated statements of income and changes in financial position of the Borrower and its Subsidiaries as at the end of such Fiscal Quarter, prepared in accordance with GAAP and accompanied by a Compliance Certificate in favor of Lender and such other parties as Lender shall require which have an interest in this Agreement signed by the chief financial officer of the Borrower (i) setting forth in each case, in comparative form, figures for the preceding twelve (12) month period, calculated on a trailing twelve (12) month basis, ending on the last day of such Fiscal Quarter and for the corresponding Fiscal Quarter in the annual budget and figures for the corresponding Fiscal Quarter in the preceding Fiscal Year, all in reasonable detail, (ii) calculating and stating each of the financial covenants contained in Article 7 hereof, and (iii) commenting upon the financial statements to an extent reasonably satisfactory to the Lender, as requested by the Lender;

         (c) within thirty (30) days after the end of each Fiscal Quarter, quarterly operating statements for each Collateral Property, all in reasonable detail, certified by the chief financial officer of the Borrower;

         (d) within thirty (30) days after the end of each Fiscal Quarter, quarterly rent rolls for each Collateral Property, all in reasonable detail, and accompanied by a certificate signed by the chief financial officer of COPT in such form as is reasonably satisfactory to Lender;

         (e) immediately upon any revision to any of the financial statements referred to in clauses (a) or (b) above, such financial statements, as revised;

         (f) within ten (10) days of filing, true, complete and correct copies of all federal, state, local and foreign tax returns that are required to be filed by COPT, including, without limitation, all related schedules and annexes to such tax returns;

         (g) as soon as available, a true copy of any "management letter" or other communication to the Borrower, its officers, general partners, managers, members or Board of Directors by its accountants regarding matters which arose or were ascertained during the course of the audit and which said accountants determined ought to be brought to management's attention;

         (h) upon the occurrence and continuation of an Event of Default, appraisals of any of the assets of the Borrower as the Lender may from time to time request; PROVIDED, HOWEVER, that nothing herein shall prevent the Lender from obtaining such appraisals at any time prior to the indefeasible payment in full of the obligations if such appraisals are at the Lender's expense;

         (i) immediately upon any officer, director, general partner, manager or member of any Loan Party obtaining knowledge (i) of any condition or event which constitutes a Default or Event of Default, (ii) of any condition or event which, in the opinion of management of any Loan Party, would have a Material Adverse Effect, (iii) that any Person has given any notice to any Loan Party or taken any other action with respect to a claimed default or event or condition of the type referred to in clause (f) of Section 8 hereof, or (iv) of the institution of any litigation involving claims against the Borrower equal to or greater than $200,000 with respect to any single cause of action or $300,000 with respect to the aggregate of all causes of action or any adverse determination in any litigation involving a potential liability to any Loan Party equal to or greater than $200,000 with respect to any single cause of action or $300,000 with respect to the aggregate of all causes of action, an officers' certificate specifying the nature and period of existence of any such condition or event, or specifying the notice given or action taken by such holder or Person and the nature of such claimed Default, Event of Default, event or condition, and what action, if any, the Borrower has taken, is taking or proposes to take with respect thereto;

         (j) immediately upon any Loan Party becoming aware, with respect to any Loan Party of the occurrence of (i) the occurrence or expected occurrence of any Reportable Event with respect to any Plan, or any withdrawal from, or the termination, reorganization or insolvency of any multiemployer plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or any Loan Party or any ERISA Affiliate or any multi-employer plan with respect to the withdrawal from, or the terminating, reorganization or insolvency of, any Plan; and

         (k) as soon as practicable, such other information concerning the financial affairs and condition (financial or otherwise) of any Loan Party as the Lender may from time to time reasonably request.

         Section 5.08. ACCOUNTS AND REPORTS. The Borrower and any Collateral Property Subsidiary will keep accurate records and books of account in which complete, accurate and correct entries will be made of all dealings or transactions in relation to its businesses and affairs, as applicable, and the Collateral.

         Section 5.09. INSPECTION; AUDIT. (A) The Borrower, or any Collateral Property Subsidiary, as applicable, at its own expense, will permit any authorized representative designated by the Lender, upon reasonable advance notice, to (i) visit and inspect its properties and condition, (ii) to discuss their respective affairs, finances and accounts with its officers, general partners, managers, members or directors, and (iii) after an Event of Default to audit its books and records related thereto, at such reasonable times and as often as may be reasonably requested by the Lender. Borrower's ability to permit Lender or its representatives access to any Collateral Property shall be subject to the rights of tenants as set forth in the Leases. (B) Upon the occurrence and continuation of an Event of Default, the Borrower, at its own expense, will provide to the Lender, at the request of the Lender made from time to time, environmental audit reports in form and substance satisfactory to the Lender.
(C) At any time other than (i) in connection with Sections 2.05(b), 2.12, 4.02(d) or 5.11 hereof, or (ii) upon the occurrence and continuation of an Event of Default, the Borrower, or any Collateral Property Subsidiary, as applicable, at the Lender's expense, will provide to the Lender, at the request of the Lender made from time to time, environmental audit reports in form and substance satisfactory to the Lender.

         Section 5.10. UCC FILINGS. Within thirty (30) days of the each Borrowing Date, the Borrower shall deliver to the Lender UCC search reports evidencing UCC filings made in each jurisdiction required in the Collateral Documents.

         Section 5.11 [Deleted Prior to Execution.]

         Section 5.12. RESERVES. The Borrower and/or any Collateral Property Subsidiary, as applicable, shall (i) maintain each Reserve until such time as the applicable Modifications are fully completed, and (ii) complete such Modifications within 180 days after the closing of such Loan. All fees and expenses in connection with the Building Condition Report and the Modifications shall be paid by the Borrower or the Collateral Property Subsidiary, as applicable.

         Section 5.13. OPERATIONAL DOCUMENTS. (i) Borrower shall submit to Lender as part of any Loan request made by Borrower to Lender, copies of any and all Operational Documents affecting the Collateral Property which is the subject of the Loan request. Lender shall have the right, in its sole discretion, to decline to fund any Loan based upon Lender's review of such Operational Documents.

         (ii) (A) For so long as a Loan remains outstanding with respect to a Collateral Property, the Borrower, or a Collateral Property Subsidiary, as applicable, shall deliver any additional Operational Documents for such Collateral Property to the Lender for its consent prior to the Borrower or such Collateral Property Subsidiary, as applicable, entering into such Operational Document, accompanied by a summary of the material terms and conditions of such Operation Document; PROVIDED, HOWEVER, that (i) the Borrower or Collateral Property Subsidiary, as applicable, may enter into a proposed Lease without the consent of Lender if (a) such Lease is on the form of the Approved Lease, (b) the aggregate premises demised to the tenant, or an affiliate thereof in the Collateral Property, is less than 25,000 square feet, (c) the lease term is less than ten (10) years and, (d) the lease is otherwise on fair market terms and conditions; (ii) Borrower or such Collateral Property Subsidiary, as applicable,, without Lender's prior consent, may modify any Lease originally entered into without Lender's consent so long as after giving effect to the modification, the Lease would not have initially been subject to Lender's consent, and (iii) the consent of Lender is not required with respect to Service Agreements which are terminable upon less than thirty
(30) days notice. (B) Each Operational Document shall be in full force and effect and free from default by either party. (C) All rights of the Borrower under the Operational Documents shall be assigned to the Lender, and the Lender, at its option, may require the parties to any such Operational Document to enter into an agreement with the Lender which shall provide that (i) copies of all notices given or received under any such Operational Document shall be sent to the Lender, (ii) the Lender shall have the right, but not the obligation, to perform any term, condition or agreement of the Borrower under any such Operational Document and to cure any default of the Borrower under any such Operational Document within specified additional time periods, and (iii) such other provisions as the Lender may require. (D) The Borrower shall deliver each proposed Lease and any and all amendments, supplements or other modification of each Lease to the Lender for its consent prior to the Borrower entering into same unless the Borrower is permitted to enter into such instrument as provided in sub-section (A)(i) above, and Lender agrees that it will provide its comments to same or its consent or disapproval of same within five (5) business days of its receipt thereof. (E) Borrower shall deliver to Lender fully executed copies of any Leases or amendments, supplements or modifications thereof, within ten
(10) days after execution thereof.

         Section 5.14. ENVIRONMENTAL COMPLIANCE. The Loan Parties acknowledge and agree that, based on any information in any Environmental Report delivered to the Lender pursuant to Section 4.02(d) hereof or on any uncertainties raised thereby, the Lender reserves the absolute right, in its sole and exclusive discretion, to decline to fund any Loan for the acquisition of the Collateral Properties, to impose additional conditions that must be met prior to or after the closing of such Loan (including but not limited to requiring additional investigation into environmental conditions in connection with the Collateral Properties, testing and sampling of soil, water, air, building materials, or other substances or materials), and/or to change any terms and conditions of any Loan, including but not limited to the principal amount thereof, the interest rate, representations and warranties, covenants, guaranties, indemnities, and/or other terms and conditions of each Loan.

         Section 5.15. DISCLOSURE. Each Loan Party shall give notice to the Lender promptly upon such Loan Party obtaining knowledge of a specific claim against the Lender or its officers, directors, employees, agents, Affiliates or any Person under the Lender's control, by any Loan Party, for any action or failure to act by the Lender, or any officer, director, employee, agent or Affiliate of the Lender, or any Person under the Lender's control. The failure to disclose any such specific claim within 180 days shall constitute an irrevocable waiver and forgiveness of such claim by the Loan Parties.

         Section 5.16. DEFERRED MAINTENANCE. (a)Attached hereto as SCHEDULE 5.16 is a list of certain repair items Borrower or such Collateral Property Subsidiary, as applicable, has agreed to complete on the Collateral Properties identified therein within 6 months of the Borrowing Date (the "Repairs"). Such Repairs shall be completed in a good and workmanlike manner and shall in all respects be acceptable to Lender. Evidence of the completion or progress toward the completion of such Repairs as evidenced by a certificate of completion or other documentation satisfactory to Lender from the contractor or engineer performing or supervising such Repairs shall be provided to Lender monthly on the first day of the month next following the month of the Borrowing Date.

         (b) Lender reserves the right, in its sole discretion, to waive the requirement that certain Repairs be completed. Borrower or a Collateral Property Subsidiary, as applicable, may request a waiver with respect to certain Repairs and shall submit evidence to Lender in support of such waiver for review and evaluation by Lender.

         (c) Borrower and such Collateral Property Subsidiary, as applicable, covenants and agrees that each of the Repairs and all materials, equipment, fixtures, or any other item comprising a part of any Repair shall be constructed, installed or completed, as applicable, free and clear of all mechanic's, materialman's or other liens.

         (d) All Repairs shall comply with all applicable laws, ordinances, rules and regulations of all governmental authorities having jurisdiction over the Collateral Properties and applicable insurance requirements including, without limitation, applicable building codes, special use permits, environmental regulations, and requirements of insurance underwriters.

         Section 5.17. CAPITALIZATION. Within ten (10) days of the Closing Date and upon the request of Lender, Borrower shall deliver to Lender SCHEDULE 5.17 to be attached hereto, and made a part hereof, setting forth: any and all outstanding subscriptions, warrants, options, convertible securities or other rights (contingent or other), or commitments therefor, to subscribe for, purchase or acquire any Securities or to pay any dividends on any Securities, or to distribute to any holders of Securities any properties or assets of the Borrower, and all Subsidiaries, partnerships, joint ventures, limited liability companies or other similar entities or business corporations in which Borrower, COPT, or any Subsidiary has an interest.

                          ARTICLE 6. NEGATIVE COVENANTS

         The Borrower hereby covenants and agrees that, from and after the date of execution of this Agreement and so long as any amount may be borrowed hereunder or is otherwise due to the Lender under this Agreement or any Loan Document is not indefeasibly repaid in full, the Borrower shall comply with each of the following covenants:

         Section 6.01. INDEBTEDNESS. The Borrower shall not directly or indirectly, create, incur, assume or otherwise become or remain liable with respect to any Indebtedness, other than: (a) Indebtedness of the Borrower to the Lender incurred pursuant to this Agreement or the other

Loan Documents; (b) Indebtedness of the Borrower which is secured by the Liens referred to in Section 6.02(c) hereof and incurred in the normal course of business in connection with installment purchases or Capitalized Leases of equipment or fixed assets located on or related to any Collateral Properties, in an aggregate amount not exceeding $400,000 at any time outstanding; (c) Indebtedness of the Borrower which is secured by Liens incurred in connection with the purchase or acquisition of equipment or fixed assets not located on or related to any Collateral Properties, as security for the deferred purchase or acquisition price of such equipment or assets, each of which Liens shall (i) extend only to the equipment or fixed assets so purchased or acquired, (ii) secure only up to 100% of the deferred purchase or acquisition price thereof, and (iii) be incurred in the normal course of business; (d) taxes, assessments, and governmental charges with respect to the Borrower to the extent that payment thereof shall not at the time be required to be made pursuant to the provisions of Section 5.06 hereof; (e) current trade accounts payable or accrued expenses, operating lease obligations, customer deposits and deferred liabilities other than for borrowed money, all incurred and continuing in the ordinary course of business, exclusive of trade accounts payable and operating lease obligations which remain unpaid for a period longer than six months after the same shall have become due and payable, unless they shall be contested in good faith and, where appropriate, by appropriate proceedings and there shall have been set aside on the books of the Borrower adequate reserves in accordance with GAAP;
(f) Indebtedness expressly permitted by Section 6.03 hereof; (g) unsecured Indebtedness in an aggregate amount not to exceed at any time $25,000,000; (h) Indebtedness secured by a mortgage or deed of trust on real property that (i) is not a Collateral Property, (ii) secures only up to 100% of the fair market value of each particular property, and (iii) is incurred in the normal course of business; or (i) existing Indebtedness, not otherwise listed in clauses (a) through (h) above, listed on SCHEDULE 6.01 hereto.

         Section 6.02. LIENS. The Borrower, and any Collateral Property Subsidiary, as applicable, shall not directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any of the Collateral, whether now owned or hereafter acquired, except (a) Liens arising under the Loan Documents in favor of the Lender, (b) Customary Permitted Liens, (c) Liens incurred in connection with the purchase or acquisition of equipment or fixed assets, as security for the deferred purchase or acquisition price of such equipment or assets, each of which Liens shall extend only to the equipment or fixed assets so purchased or acquired and shall secure only up to 100% of the deferred purchase or acquisition price thereof; PROVIDED, HOWEVER, that the aggregate amount of all Indebtedness secured by such Liens shall not exceed at any time the Indebtedness permitted under Section 6.01(b) hereof minus the aggregate amount of all then outstanding capitalized leases, (d) other existing Liens disclosed on SCHEDULE 3.07 hereto, (e) extensions, renewals or replacements of any Lien referred to in clauses (a), (c) and (d) above; PROVIDED, HOWEVER, that (i) in the case of clause (c) above, the principal amount of the obligation secured thereby is not increased, and (ii) any such extension, renewal or replacement is limited to the property originally encumbered thereby.

         Section 6.03. CONTINGENT OBLIGATIONS. Any Loan Party shall not directly or indirectly, create, incur, assume or otherwise become or remain liable with respect to any contingent Indebtedness or other obligation or liability of any Person, other than (i) guaranties resulting from endorsement of negotiable instruments for collection in the ordinary course of business; (ii) non-recourse guaranties of the Indebtedness of single asset Subsidiaries of such Loan Party; (iii) warranties with respect to performance, and not relating to Indebtedness of any Person, which have been or are made in the ordinary course of business of such Person to its customers; and (iv) guaranties made by COPT or Borrower in connection with construction loans or asset purchase agreements entered into by any single asset Subsidiaries.

         Section 6.04. FUNDAMENTAL CHANGES. (A) The Loan Parties shall not enter into any merger or consolidation with, or liquidate, wind-up or dissolve into, any other Person if immediately after such transaction, the stockholders of COPT immediately prior to such transaction shall hold less than a majority of the total voting power entitled to vote in the election of directors, managers or trustees of the Person surviving such transaction. (B) Borrower and COPT shall not convey, lease, sell, transfer or otherwise dispose of, in one transaction or a series of related transactions, all or a majority of its business, property or assets, whether now or hereafter acquired. (C) The Loan Parties shall not purchase or acquire all or substantially all of the business, properties, assets or Securities of any Person, without the prior written consent of the Lender, if such event would result in or constitute a violation of any other representation, warranty or covenant contained herein . (D) The Loan Parties shall not change the nature of its respective business as currently conducted or as contemplated hereunder to be conducted if it results in a Material Adverse Change to any of the Loan Parties, or engage in any new business which is not an integral part of its business as currently conducted if such action shall have a Material Adverse Effect on the Loan Parties and/or the transactions contemplated by this Agreement . (E) Borrower shall not permit the acquisition by any Person or group (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended) of 30% or more of the voting power of the outstanding shares of common stock of COPT. Lender acknowledges that as of the date hereof, Constellation Real Estate, Inc. is the holder of approximately 42% of the outstanding shares of stock of COPT.
(F) On any date, 50% or more of the members of the Board of Directors of Borrower shall have been (i) members of the Board of Directors of Borrower on the date twelve (12) months prior to such date, or (ii) approved (by recommendation, nomination, election or otherwise) by Persons who constitute at least a majority of the members of the Board of Directors of Borrower as such Board of Directors was constituted on the date twelve (12) months prior to such date.

         Section 6.05. DISPOSITIONS OF ASSETS. The Borrower shall not assign, sell, lease or otherwise dispose of, whether by sale, merger, consolidation, liquidation, dissolution, abandonment or otherwise, any of the Collateral, except for (a) if the Loan corresponding to such Collateral Property being disposed is paid in full and, after giving effect to such disposition, (i) all of the remaining Collateral Properties comply with Section 7.03 hereof, as measured as of such disposition date, (ii) the Borrower complies with Sections
7.01 and 7.02 hereof, as measured as of such disposition date, or (iii) no Default or Event of Default shall occur, and (b) dispositions consented to in advance in writing by the Lender.

         Section 6.06. SALES AND LEASEBACKS. The Borrower shall not become liable directly or indirectly, with respect to any lease, whether a capital lease or any other lease, of any property (whether real or personal or mixed), whether now owned or hereafter acquired, which the Borrower has sold or transferred, or is to sell or transfer, to any other Person.

         Section 6.07. DIVIDENDS AND REDEMPTIONS. COPT shall not declare, pay or make any dividend or other distribution of assets, properties, cash, rights, obligations or Securities on account of any shares of its Securities, including, without limitation, by redemption, purchase, retirement or other acquisition, except (a) dividends or distributions payable during any Fiscal year in an amount not to exceed eighty percent (80%) of the total of funds from operations as reported in COPT's corresponding Form 10Q filed with the Securities and Exchange Commission, or (b) as otherwise consented to in advance in writing by the Lender.

         Section 6.08. AMENDMENT OF CERTAIN AGREEMENTS. The Loan Parties shall not make any amendment or modification to its charter or organizational documents, or the Related Documents, without the prior written consent of the Lender, unless (i) in the case of a Lease, such amendment or modification is an immaterial departure from the form of Approved Lease and does not result in terms that would not be reasonably considered to be fair market terms or (ii) in the case of a charter document or organizational document, such amendment or modification is associated with the contribution of assets and the admission of limited partners into Borrower.

         Section 6.09. CERTAIN OTHER TRANSACTIONS. The Loan Parties shall not enter into any transaction that materially adversely affects the Collateral.

         Section 6.10. TRANSACTIONS WITH AFFILIATES AND CERTAIN OTHER PERSONS. The Loan Parties shall not directly or indirectly, enter into or permit to exist any transaction (including, without limitation, the purchase, sale, lease, or exchange of any property and guarantees and assumptions of obligations of an Affiliate) with any stockholder, officer, director, employee, partner, member or Affiliate of any Loan Party, other than (i) transactions on an arms-length basis on terms no less favorable to such party than if such Affiliate was not an Affiliate of such party; (ii) the payment of salary and other customary compensation for a similarly situated business of its directors, officers and employees in the ordinary course of its business; (iii) management and leasing agreements which are entered into in the ordinary course of the Borrower's business, are consistent with existing similar agreements of the Borrower and are customary in the industry; and (iv) transactions consented to in advance in writing by the Lender, in its sole and absolute discretion.

         Section 6.11. FISCAL YEAR. Neither COPT nor any of its Subsidiaries shall change its Fiscal Year.

         Section 6.12. ERISA. The Loan Parties shall not be or become obligated to PBGC in excess of $100,000 or be or become obligated to the Internal Revenue Service with respect to excise or other penalty taxes provided for in Section 4975 of the IRC in excess of $100,000. The

Borrower shall not seek any waiver from the minimum funding standard set forth under Section 302 of ERISA or Section 412 of the IRC or engage in any material Prohibited Transaction with respect to any Plan.

         Section 6.13. REGULATIONS G, T, U AND X. The Loan Parties shall not apply, directly or indirectly, any part of the proceeds of the Loans for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any "margin security" as defined in Regulation U or for the purpose of reducing or retiring any Indebtedness which was originally incurred for any such purpose, or in violation of Regulation G, T, U or X.

         Section 6.14. ENVIRONMENTAL COMPLIANCE. Each of the Loan Parties shall not permit its real or personal property to be (a) the site of the disposal or release of any product or Waste that is now or later regulated by or subject to any Environmental Law or any other pollutant, contaminant or Waste; (b) the source of any such contamination of any adjacent property or of any groundwater or surface water; or (c) the source of any air emissions in excess of any legal limit now or later in effect.

         Section 6.15. OWNERSHIP OF COLLATERAL PROPERTY SUBSIDIARIES. The Loan Parties shall not permit any of the Collateral Property Subsidiaries to cease to be a single purpose wholly owned Subsidiary of COPT or Borrower. Borrower shall not cease to be a Subsidiary of COPT and the financial statements of Borrower shall not cease to be consolidated with the financial statements of COPT in accordance with GAAP.

                         ARTICLE 7. FINANCIAL COVENANTS

         Each Loan Party covenants and agrees that, from and after the date of execution of this Agreement and so long as any amount may be borrowed hereunder or is otherwise due to the Lender under this Agreement or any Loan Document is not indefeasibly repaid in full, the Loan Parties shall comply with and shall cause each of their respective Subsidiaries to comply with each of the following covenants:

         Section 7.01 MINIMUM CONSOLIDATED INTEREST COVERAGE. As of the last day of any Fiscal Quarter, the Loan Parties shall not permit the ratio of Consolidated Adjusted Net Income to Consolidated Interest Expense to be less than 1.75 to 1.0; (such amounts to be determined with reference to the preceding twelve (12) month period ending on such last day);

         Section 7.02 MAXIMUM CONSOLIDATED UNHEDGED FLOATING RATE DEBT. The Loan Parties shall not at any time permit Consolidated Total Indebtedness subject to a variable interest rate that is not subject to Interest Rate Agreements to exceed 20% of Consolidated Total Assets. Borrower shall submit evidence of compliance with the requirements governing Interest Rate Agreements with the Compliance Certificates delivered to Lender pursuant to Section 5.07(b) hereof.

         Section 7.03. MAXIMUM CONSOLIDATED TOTAL INDEBTEDNESS. The Loan Parties shall not at any time permit Consolidated Total Indebtedness to exceed 65% of Consolidated Total Assets.

         Section 7.04. FINANCIAL REPORTING TESTS. At any time during each Fiscal Quarter, measured as of the last day of such Fiscal Quarter for the Fiscal Quarter then ended, the Loan-To-Value Ratio of the Collateral Properties in the aggregate shall not exceed 75%, based on the Lender's underwriting standards and determination and the Debt Service Coverage ratio of each Collateral Property shall be equal to or greater than 1.25 to 1.0.

         Section 7.05. MINIMUM NET WORTH. At any time during each Fiscal Quarter the Net Worth of COPT and its Subsidiaries, on a consolidated basis, shall not be less than (i) $175,000,000 plus (ii) 80% of any Equity Proceeds received by Borrower and its subsidiaries (other than from Borrower and its Subsidiaries) after the Closing Date.

                          ARTICLE 8. EVENTS OF DEFAULT

         Section 8.01. EVENTS OF DEFAULT. Each of the following events or conditions shall constitute an Event of Default under this Agreement:

         (a) the Borrower shall fail to pay, within two (2) business days after the date when due, any installment of principal (including mandatory prepayments) of any Loan, any interest on any Loan or any other amount due and payable hereunder or with respect to any Loan;

         (b) any representation, warranty or statement given in this Agreement or in any other Related Document by any party thereto (other than the Lender) or in any certificate, opinion, report, financial statement or other written statement furnished at any time pursuant to this Agreement shall prove to be or have been untrue or misleading in any material respect as of the date on which it is made or deemed to be made;

         (c)(i) any Loan Party shall fail to perform, keep or observe in any respect any covenant or condition contained in Sections 5.01, 5.03, 5.04 (provided such obligations and liabilities referred to in Section 5.04 are accelerated), 5.06, 5.07, 5.08, 5.09, 5.10, 5.11, 5.12, 5.13, 5.15 and 5.16
hereof or Articles 6 or 7 hereof, or (ii) any Loan Party shall fail to perform, keep or observe in any respect any covenant or condition contained in Sections 5.02, 5.04 (provided such obligations and liabilities referred to in Section
5.04 are not accelerated), 5.05 and 5.14 hereof and such failure shall not be cured to the Lender's reasonable satisfaction within ten (10) business days after the occurrence of such failure;

         (d) any Loan Party or any other party to a Related Document (other than the Lender) shall fail to perform, keep or observe in any respect any other term, provision, condition, covenant, waiver, warranty or representation contained in this Agreement or in any other Related Document to which it is a party that is required to be performed, kept or observed by any Loan Party or any party to a Related Document, other than the Lender, and the same, if curable, shall not be cured to the Lender's satisfaction within ten (10) business days after the occurrence of such failure;

         (e)(i) the Lender shall not have at any time first priority perfected Liens and security interests in all of the Collateral, (ii) any of the Related Documents shall at any time for any reason cease to be in full force and effect or shall be declared to be null and void, or the validity or enforceability thereof shall be contested by any of the parties thereto (other than the Lender), or (iii) any of such parties shall deny that it has any or any further liability or obligation thereunder at a time when it in fact does have such liabilities or obligations thereunder;

         (f) any Loan Party shall fail to (i) pay all or any portion of any Indebtedness due in connection with the Banker's Trust Facility or any other Indebtedness the aggregate principal amount of which is in excess of $75,000,000 (other than the Obligations) when due (whether by stated maturity, required prepayment, acceleration, demand or otherwise) after the expiration of any applicable grace periods; or (ii) perform or observe any term, covenant or condition to be performed on its part or to be observed under any loan agreement, credit agreement, mortgage, indenture or other instrument relating to such Indebtedness, when required to be performed or observed;

         (g) any Loan Party permits either an individual judgment against it in excess of $200,000 or judgments against it in excess of $300,000 in the aggregate, to remain unstayed, unbonded or not discharged for a period of more than thirty (30) days, unless such judgment is being contested in good faith and the Loan Party has established reserves in accordance with GAAP that are satisfactory to the Lender;

         (h) any of the operations or business of any Loan Party is suspended, other than in the ordinary course of its business which has a Material Adverse Effect;

         (i) a Loan Party or any Subsidiary commences any case, proceeding or other action relating to it in bankruptcy or seeking reorganization, liquidation, dissolution, winding-up, arrangement, composition, compromise, readjustment of its debts or any other relief under any bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement, composition, compromise, readjustment of debt or similar act or law of any jurisdiction, now or hereafter existing, or consents to; approves of, or acquiesces in, any such case, proceeding or other action, or applies for a receiver, trustee or custodian for itself or for all or a substantial part of its properties or assets, or makes an assignment for the benefit of creditors, or fails generally to pay its debts as they mature or admits in writing its inability to pay its debts as they mature, or is adjudicated insolvent or bankrupt;

         (j) there is commenced against a Loan Party or any Subsidiary any case or proceeding or any other action is taken against a Loan Party or such Subsidiary in bankruptcy or seeking reorganization, liquidation, dissolution, winding-up, arrangement, composition, compromise, readjustment of its debts or any other relief under any bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement, composition, compromise, readjustment of debt or similar act or law of any jurisdiction, now or hereafter existing; or there is appointed a receiver, trustee or custodian for the Loan Party or such Subsidiary or for all or a substantial part of their respective properties or assets; or there is issued a warrant of attachment, execution or similar process against any substantial part of the properties or assets of the Loan Party or such Subsidiary; and any such event continues for thirty (30) days undismissed, unstayed, unbonded or undischarged;

         (k) (i) any Loan Party or any of its Subsidiaries engages in any Prohibited Transaction involving any Plan; (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA) that is not waived exists for more than sixty (60) days with respect to any Plan; (iii) a Reportable Event occurs with respect to, or proceedings commence to have a trustee appointed, or a trustee is appointed, to administer or to terminate, any Plan, which Reportable Event or institution of proceedings is likely to result in the termination of such Plan for purposes of Title IV of ERISA and, in the case of a Reportable Event, the continuance of such Reportable Event unremedied for 10 days after notice of such Reportable Event pursuant to Section 4043(a), (c) or
(d) of ERISA is given or the continuance of such proceedings for ten (10) days after commencement thereof, as the case may be; (iv) the Loan Party or any of its Subsidiaries fully or partially withdraws from any multi-employer Plan; PROVIDED, HOWEVER, that any event or condition described in any of clauses (i) through (iv) of this paragraph (k) shall not constitute an Event of Default unless such event or condition, together with all other such events or conditions (if any), is likely to subject such Loan Party to any tax, penalty or other liabilities in the aggregate material in relation to the management, business, properties, assets, operations or condition (financial or other) of the Loan Party or such Subsidiary; or (v) any Plan terminates for purposes of Title IV of ERISA, or PBGC institutes proceedings for the involuntary termination of any Plan, in either case, with a vested unfunded liability of $100,000 or more;

         (l) there shall occur a cessation of a substantial part of the business of any Loan Party for a period which significantly affects such Loan Party's capacity to continue its respective business; or any Loan Party shall suffer the loss or revocation of any license or Permit now held or hereafter acquired by such Loan Party which is necessary to the continued or lawful operation of a part of its respective business that would have a Material Adverse Effect; or any Loan Party shall be enjoined, restrained or in any way prevented by court, governmental or administrative order from conducting all or any part of its respective business affairs for a period of thirty (30) days which would have a Material Adverse Effect; or any Lease shall be canceled or terminated by the other party to such Lease prior to the expiration of its stated term which individually or in the aggregate which would have a Material Adverse Effect;

         (m) a Material Adverse Change shall have occurred; or

         (n) the occurrence of any event of default under any Indebtedness (other than the Indebtedness represented by this Agreement) which would permit the holder thereunder to accelerate such Indebtedness or exercise any other rights or remedies available to such holder.

         Section 8.02. REMEDIES UPON AN EVENT OF DEFAULT. If any Event of Default shall have occurred and be continuing, the Lender may by notice to any Loan Party (i) declare the commitment of the Lender to make Loans hereunder to be terminated, whereupon the same shall forthwith terminate, (ii) sell or dispose of the Loans in a commercially reasonable manner and/or (iii) declare any or all of the Loans, all interest thereon, any accrued and unpaid fees and all other amounts payable hereunder or in respect of such Loans to be forthwith due and payable, whereupon they shall become and be forthwith due and payable, without presentment, demand, protest, or further notice of any kind, all of which are hereby expressly waived by each Loan Party and each of their respective Subsidiaries. Notwithstanding the foregoing, upon the occurrence of any Event of Default described in Sections 8.01(i) or (j) above, the commitment of the Lender to make Loans shall automatically be terminated and the Loans, all interest thereon and all accrued and unpaid fees and all other amounts payable hereunder or in respect of the Loans shall immediately become due and payable, without any requirement on the part of the Lender to give notice, or make declaration, of any kind regarding such Event of Default and without presentment, demand, protest or any other requirement on the part of the Lender, all of which are hereby expressly waived by each Loan Party and each of their respective Subsidiaries.

                            ARTICLE 9. MISCELLANEOUS

         Section 9.01. NOTICES. All notices hereunder shall be in writing and shall be conclusively deemed to have been received and shall be effective, except as explicitly otherwise noted, (i) on the day on which delivered if delivered personally, or transmitted by telecopier (followed by a mailed written confirmation), (ii) on the next Business Day if delivered by a nationally recognized overnight courier (such as Federal Express), or (iii) three (3) Business Days after the date on which the same is mailed by certified United States mail, postage prepaid, and shall be addressed:

         (a)      in the case of the Borrower, to:

                           Corporate Office Properties, L.P.
                           c/o Corporate Office Properties Trust
                           8815 Centre Park Drive
                           Columbia, Maryland  21045
                           Attention:  General Counsel
                                       Telecopier No.: (410) 992-7534

         (b)      in the case of the Lender, to:

                           Prudential Securities Credit Corp.
                           One New York Plaza
                           New York, New York 10292
                           Attention:      Michael Moore, Director
                           Telecopier No.: (212) 778-3194
                           Attention:      Lainie Kaye, Vice President


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

                           Telecopier No.: (212) 778-5099
                           Attention:      Michael Pierro, Vice President
                           Telecopier No.: (212) 778-2239
                           Prudential Securities Credit Corp.
                           One Seaport Plaza
                           199 Water Street
                           New York, New York 10292
                           Attention:      Fred Robustelli, First Vice President
                           Telecopier No.: (212) 214-7938

                  With a copy (other than copies of any Notice of Borrowing) to:

                           Pryor, Cashman, Sherman & Flynn LLP
                           410 Park Avenue
                           New York, New York 10022
                           Attention:      Andrew S. Levine, Esq.
                           Telecopier No.: (212) 326-0806

or at such other address as the party giving such notice shall have been advised of in writing for such purpose by the party to which the same is directed.

         Section 9.02. SURVIVAL OF THIS AGREEMENT. All covenants, agreements, representations and warranties made herein, or in the Loan Documents or in any certificate delivered pursuant hereto or thereto shall survive the execution by the Borrower and delivery to the Lender of this Agreement, the Note and the other Loan Documents and the making and repayment of the Loans hereunder, and shall continue in full force and effect so long as any Obligations of the Borrower remains outstanding and unpaid or this Agreement remains in effect.

         Section 9.03. INDEMNITY. Each Loan Party and its respective Subsidiaries agrees to defend, protect, indemnify and hold harmless the Lender and each of its Affiliates, officers, directors, employees, agents, attorneys and consultants (collectively called the "INDEMNITEES") from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for such Indemnitees incurred in connection with any action or proceeding between or among any Loan Party and any Indemnitee or between any Indemnitee and any third party or otherwise, whether or not relating to any investigative, administrative or judicial proceeding and whether or not such Indemnitees shall be designated a party thereto), imposed on, incurred by, or asserted against such Indemnitees (whether direct, indirect, special, consequential, punitive or treble and whether based on any federal, state or local, or foreign, laws or other statutory regulations, including, without limitation, Environmental Laws, securities and commercial laws and regulations, under common law or at equitable cause, or on contract or otherwise) in any manner relating to or arising out of this Agreement or any of the Related Documents, or any act, event or transaction


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

related or attendant thereto or contemplated hereby, or any action or inaction by any Indemnitee under or in connection therewith, any commitment of the Lender hereunder, or the making of the Loans, or the management of such Loans, or the use or intended use of the proceeds of any Loan, advance or other financial accommodation provided hereunder, or any ERISA liabilities, or the use or intended use of the Collateral Properties or any accident or injury occurring on the Collateral Properties, or any claims asserted against the Lender by reason of its alleged obligations under any Lease, or the payment of any brokerage commission to anyone in connection with funding the Loans, or any misrepresentation made by any Loan Party or any of their respective Subsidiaries to the Lender in the Loan Documents, including, in each such case, any allegation of any such matters, whether meritorious or not (collectively, the "INDEMNIFIED MATTERS"); PROVIDED, HOWEVER, that any Loan Party and their respective Subsidiaries shall not have any obligation to any Indemnitee hereunder with respect to Indemnified Matters directly caused by or resulting primarily from the willful misconduct or gross negligence of such Indemnitee. The covenants of each of the Loan Parties contained in this Section 9.03 shall survive the payment in full of all amounts due and payable under this Agreement or any of the Loan Documents and the full satisfaction of all other Obligations of the Borrower.

         Section 9.04. COSTS, EXPENSES AND TAXES. (a) Each Loan Party agrees to pay on demand (i) all reasonable out-of-pocket costs and expenses incurred by the Lender in connection with the preparation, execution, delivery, filing, recording, and administration of this Agreement, each of the Related Documents, and any other documents, instruments or agreements which may be delivered in connection with this Agreement (including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Lender, and local counsel who may be retained by said counsel) with respect thereto and with respect to advising the Lender as to its rights and responsibilities under this Agreement,
(ii) all costs and expenses in connection with all third party reports, the audit, appraisal, valuation, investigation, and the creation, perfection, priority or protection of the Lender's Liens against the Collateral, including, without limitation, all costs and expenses (A) to pay or discharge taxes, Liens, security interests or other encumbrances levied, placed or threatened against the Collateral and (B) for title and lien searches, title insurance premiums, filing and recording fees and taxes, duplication costs and corporate search fees, including, without limitation, all title and lien searches, title insurance premiums, filing and recording fees and taxes incurred in connection with the filing and recording of the Mortgages and the Deeds of Trust, (iii) all out-of-pocket costs and expenses in connection with the audits, inspections and investigations conducted pursuant to Section 2.12 and Section 5.09 hereof, and
(iv) all costs and expenses (including, without limitation, the reasonable fees and expenses of the Lender's counsel) of the Lender in connection with the monitoring, refinancing and/or enforcement of this Agreement and each of the Related Documents and such other documents, instruments or agreements which may be delivered in connection with this Agreement.

         (b) Any and all payments by any Loan Party under this Agreement or the Note shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of the Lender, taxes imposed on or in respect of its income (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings, and liabilities being hereinafter referred to as "TAXES"). If any Loan Party shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to the Lender, (i) the sum payable shall be increased as may be necessary so that, after making all required deductions (including deductions applicable to additional sums payable under this Section 9.04), the Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Loan Party shall make such deductions, and (iii) the Loan Party shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

         (c) The Loan Parties further agree to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges, or similar levies which arise in connection with the execution and delivery of this Agreement, any of the Related Documents or any of the other instruments, documents or agreements executed and/or delivered in connection herewith or therewith, or any payment made hereunder or in connection herewith (hereinafter collectively referred to as "OTHER TAXES").

         (d) The Loan Parties shall indemnify the Lender for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable by the Borrower under this
Section 9.04) paid by the Lender and any liability (including penalties, interest, and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within 30 days from the date the Lender makes written demand therefor. A certificate as to any additional amount payable to the Lender under this Section 9.04 submitted to the Borrower by the Lender shall show in reasonable detail the amount payable and the calculations used to determine such amount and shall, absent manifest error, be final, conclusive and binding upon each of the parties hereto.

         (e) Without prejudice to the survival of any other agreement of the Loan Parties hereunder, the agreements and obligations of the Borrower contained in this Section 9.04 shall survive the payment in full of all amounts due and payable under this Agreement or any of the Related Documents and the full satisfaction of all other Obligations of the Borrower.

         Section 9.05. FURTHER ASSURANCES. (a) At any time and from time to time, upon the request of the Lender, the Borrower or such other Loan Party requested by Lender shall execute, deliver and acknowledge, or cause to be executed, delivered and acknowledged, such further documents and instruments and do such other acts and things as the Lender may reasonably request in order to effect fully the intent and purposes of this Agreement and the Related Documents, and any other agreements, instruments and documents delivered pursuant hereto or in connection with the making of the Loans, in proper form for recording and otherwise in form and substance reasonably satisfactory to the Lender and its counsel.

         (b) Each of the Loan Parties agrees that from time to time, at its expense, it shall promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or appropriate, or that the Lender may reasonably request, in order to create, evidence, perfect or preserve any security interest or Lien granted or purported to be granted hereby or by any Loan Document or to enable the Lender to exercise and enforce its rights and remedies hereunder or under any Loan Document with respect to any Collateral.

         Section 9.06. AMENDMENT AND WAIVER. No amendment or waiver of any provision of this Agreement or any of the Related Documents to which the Lender is a party, nor any consent to any departure by any Loan Party therefrom, shall in any event be effective unless the same shall be in writing and signed by the Lender, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given; PROVIDED, HOWEVER, that no amendment, waiver or consent, shall, unless in writing and signed by the holder of the Note do any of the following: (i) increase the Commitment, (ii) reduce the principal of, or premiums or interest on, the Note, (iii) postpone any date fixed for any payment of principal of, or interest on, the Note or any other amount due hereunder or under any Loan Document to the holder of the Note, or waive any default in the payment of principal, interest or any other amount due hereunder or under any Loan Document to which such holder of the Note is a party, (iv) release any material portion of the Collateral, or (v) amend this
Section 9.06 or any other provision requiring the consent of the holder of the Note. No failure on the part of the Lender or the holder of the Note to exercise, and no delay in exercising, any right, power or privilege hereunder or under any of the Related Documents shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. No notice to or demand on any Loan Party in any case shall entitle such Loan Party to any other or further notice or demand in the same, similar or other circumstances.

         Section 9.07. REMEDIES CUMULATIVE. This Agreement, the Related Documents and the Obligations of the Loan Parties hereunder and thereunder are in addition to and not in substitution for any other Obligations of any of the Loan Parties or security interests granted by any of the Loan Parties now or hereafter held by the Lender and shall not operate as a merger of any contract or debt or suspend the fulfillment of or affect the rights, remedies or powers of the Lender in respect of any such Obligation or security interest held by the Lender for the fulfillment thereof. The rights and remedies provided in this Agreement and in any Related Document are cumulative and not exclusive of any other rights or remedies provided by law.

         Section 9.08. MARSHALING, RECOURSE TO SECURITY: PAYMENTS SET ASIDE. The Lender shall not be under any obligation to marshal any assets in favor of any of the Loan Parties or any other party or against or in payment of any or all of the Obligations of the Loan Parties to the Lender hereunder or under the Related Documents or otherwise. Recourse to security shall not be required at any time. To the extent that any Loan Party makes a payment or payments to the Lender, or the Lender enforces its security interests or exercises its rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor, shall be revived and reinstated and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

         Section 9.09. SETOFF. In addition to any rights and remedies of the Lender now or hereafter provided by law, the Lender shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, on the occurrence and during the continuation of any Event of Default to setoff and apply against any Obligation, whether matured or unmatured, of the Borrower, any amount owing from the Lender to the Borrower, at or at any time after the happening of any such Event of Default, and such right of setoff may be exercised by the Lender against the Borrower or against any trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, receiver or execution, judgment or attachment creditor, notwithstanding the fact that such right of setoff shall not have been exercised by the Lender before the making, filing or issuance, or service on the Lender of, or of notice of, any such event or proceeding.

         Section 9.10. BINDING EFFECT. This Agreement shall become effective when it shall have been executed by the Borrower and the Lender, and thereafter shall be binding upon and inure to the benefit of the Borrower and the Lender and their respective successors and assigns; PROVIDED, HOWEVER, that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lender. For the purposes of this
Section 9.10, an assignment shall be deemed to include (i) if the Borrower is a corporation, the voluntary or involuntary sale, conveyance or transfer of the Borrower's Securities (or the Securities of any corporation directly or indirectly controlling the Borrower by operation of law or otherwise) or the creation or issuance of a new stock by which an aggregate of more than ten percent (10%) of the Borrower's Securities shall be vested in a party or parties who are not now shareholders, (ii) if the Borrower is a partnership, the change, removal or resignation of a general partner or managing partner, or (iii) if the Borrower is a limited liability company, the change, removal or resignation of a managing member.

         Section 9.11. APPLICABLE LAW. This Agreement and the rights and obligations of the parties hereunder shall be governed by, and construed and interpreted in accordance with, the substantive law of the State of New York, without regard to its choice of law provisions.

         Section 9.12. CONSENT TO JURISDICTION AND SERVICE OF PROCESS; WAIVER OF JURY TRIAL. All judicial proceedings brought against the Borrower or the Lender with respect to this Agreement or any Related Document may be brought in any state or federal court of competent jurisdiction in the State of New York and, by its execution and delivery of this Agreement, the Borrower accepts, for itself and in connection with its properties, generally and unconditionally, the exclusive jurisdiction of the aforesaid courts, and irrevocably agrees to be bound by any final judgment rendered thereby in connection with this Agreement or any of the Related Documents from which no appeal has been taken or is available. The Borrower irrevocably consents to the service of process of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to its notice address specified in Section 9.01 hereof, such service to become effective five
(5) days after such mailing. EACH OF THE BORROWER AND THE LENDER HEREBY KNOWINGLY, INTENTIONALLY AND IRREVOCABLY WAIVE (A) TRIAL BY JURY IN ANY ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT


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

OR ANY RELATED DOCUMENT, AND (B) ANY OBJECTION (INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS) WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY RELATED DOCUMENT IN ANY JURISDICTION SET FORTH ABOVE. Nothing herein shall affect the right of the Lender to serve process in any other manner permitted by law.

         Section 9.13. INCONSISTENCIES. This Agreement and each of the Loan Documents shall be construed to the extent reasonable to be consistent, one with the other, but to the extent that the terms and conditions of this Agreement or any other Loan Document are actually inconsistent with the terms and conditions of any Loan Document, the terms and conditions of this Agreement shall govern.

         Section 9.14. PERFORMANCE OF OBLIGATIONS. The Borrower acknowledges and agrees that the Lender may, but shall have no obligation to, make any payment or perform any act required of the Borrower under this Agreement or any Related Document or take any other action which the Lender in its sole discretion deems necessary or desirable to protect or preserve the Collateral, including, without limitation, any action to pay or discharge taxes, Liens, security interests or other encumbrances levied or placed on or threaten to be placed on any Collateral.

         Section 9.15. ASSIGNMENT; PARTICIPATION. The Lender may assign (by novation or otherwise) or participate all or a proportionate part of its rights, obligations and interests in the Loans and its rights hereunder and under the Related Documents without restriction. The Lender may, prior to or after the execution of this Agreement syndicate the Loans with one or more financial institutions, who will become parties to this Agreement, in which case the Lender will be the sole and exclusive agent for such other financial institutions upon such terms and conditions as the Lender deems appropriate. Each Loan Party hereby agrees to reasonably cooperate with the Lender, to effect assignments and/or participations made with respect hereto.

         Section 9.16. CONFIDENTIALITY. The Lender shall maintain the confidential nature of, and shall not use or disclose, the Loan Party's confidential financial information, without first obtaining such party's written consent, which consent shall not be unreasonably withheld or delayed. Nothing in this Section 9.16 shall require the Lender to obtain the consent of the Borrower, before exercising any of its rights under the Related Documents upon the occurrence of a Default or Event of Default. The obligations of the Lender shall in no event apply to: (i) providing information about the Loans or any party to any Related Document to any actual or potential assignee or participant contemplated in Section 9.15 hereof; (ii) any situation in which the Lender, in the sole discretion of the Lender, is required by law or required or requested by any governmental, regulatory or supervisory authority or official to disclose information; (iii) providing information to counsel to the Lender in connection with the transactions contemplated by the Related Documents; (iv) providing information to independent auditors retained by the Lender; (v) any information that is in or becomes part of the public domain otherwise than through a wrongful act of the Lender or any employees or agents thereof; (vi) any information that is in the possession of the Lender prior to receipt thereof from the Borrower or any other Person known to the Lender to be acting on behalf of the Borrower; (vii) any information that is


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

independently developed by the Lender; and (viii) any information that is disclosed to the Lender by a third party that has no obligation of confidentiality with respect to the information disclosed.

         Section 9.17. CONSTRUCTION. The parties hereto acknowledge that each party and its counsel have reviewed this Agreement and each of the Loan Documents and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any of the Loan Documents.

         Section 9.18. ENTIRE AGREEMENT; BINDING EFFECT. This Agreement, taken together with all of the Related Documents and all certificates and other documents delivered by the Borrower to the Lender, embodies the entire agreement and, except as otherwise contemplated herein, supersedes all prior agreements, written and oral, relating to the subject matter hereof.

         Section 9.19. SEVERABILITY. Any provision of this Agreement which is prohibited, unenforceable or not authorized in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, unenforceability or non-authorization without invalidating the remaining provisions hereof or affecting the validity, enforceability or legality of such provision in any other jurisdiction.

         Section 9.20. HEADINGS. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

         Section 9.21. EXECUTION OF COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

         Section 9.22. LIMITATION OF LIABILITY. No claim may be made by any Loan Party or any other Person against the Lender or its Affiliates, directors, officers, employees, attorneys or agents for any special, indirect, consequential, punitive or treble damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement or any other Related Documents, or any act, omission or event occurring in connection herewith or therewith; and the Borrower hereby waives, releases and agrees not to sue upon any claim for any and all special, indirect, consequential, punitive or treble damages, whether or not accrued and whether or not known or suspected to exist in its favor.


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

         Section 9.23 ADDITION OF COLLATERAL PROPERTY SUBSIDIARIES. From time to time subsequent to the date hereof, pursuant to Section 4.02 of this Agreement, Collateral Property Subsidiaries may become parties hereto, as additional Loan Parties, by executing a counterpart of this Agreement in form and substance reasonably acceptable to Lender. Upon delivery of any such counterpart to Lender, each Collateral Property Subsidiary shall be a Loan Party as fully a party hereto as if such Collateral Property Subsidiary were an original signatory hereof. Each Loan Party expressly agrees that its obligations arising hereunder shall not be affected or diminished by the addition or release of any other Loan Party hereunder, nor by any election of Lender not to cause any Collateral Property Subsidiary to become an additional Loan Party hereunder.

         IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                LOAN PARTIES:

                                CORPORATE OFFICE PROPERTIES, L.P.
                                a Delaware limited partnership

                                By: Corporate Office Properties Trust, a Maryland real estate investment trust, its sole general partner by: /s/ Roger A. Waesche, Jr.
                                             --------------------------
                                             Name: Roger A. Waesche, Jr.
                                             Title: Senior Vice President

                                CORPORATE OFFICE PROPERTIES TRUST
                                a Maryland real estate investment trust

                                By: /s/ Roger A. Waesche, Jr.
                                   --------------------------
                                   Name: Roger A. Waesche, Jr.
                                   Title: Senior Vice President

                                LENDER:

                                PRUDENTIAL SECURITIES CREDIT CORP., a Delaware corporation

                                By:
                                   --------------------------
                                   Name:
                                   Title:


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